Exhibit 10.1

LEASE

FOR

SENSORS FOR MEDICINE AND

SCIENCE, INC.

20447, 20449 and 20451 Seneca Meadows Parkway

Germantown, Maryland 20876

LANDLORD:

SENECA MEADOWS CORPORATE CENTER III

LIMITED PARTNERSHIP

2/4/2008

TABLE OF CONTENTS

SECTION	SECTION TITLE	PAGE

	LEASE ABSTRACT	i
	DEFINITIONS	iii
1.	DEMISED PREMISES; TERM OF LEASE; RENTAL; SECURITY DEPOSIT; HOLDOVER; ADDITIONAL RENT; LATE CHARGE	1
2.	TENDER OF POSSESSION; LANDLORD’S WORK	5
3.	USE OF PREMISES; TENANT RESPONSIBILITIES; REPAIRS AND MAINTENANCE; INTERIOR ALTERATIONS; EXTERIOR MODIFICATIONS; SURRENDER OF POSSESSION; MECHANICS LIENS	7
4.	UTILITY CHARGES; PRO RATA SHARE; COMMON AREAS; OPERATING EXPENSES; STATEMENT OF OPERATING EXPENSES	11
5.	BANKRUPTCY	15
6.	INSURANCE AND INDEMNITY; WAIVER OF SUBROGATION	16
7.	SUBLETTING AND ASSIGNMENT	18
8.	PAYMENT OF REAL ESTATE TAXES AND INSURANCE COSTS	19
9.	DAMAGE BY FIRE OR OTHER CASUALTY	20
10.	COMPLIANCE WITH LAWS, ETC.	22
11.	NON-WAIVER OF BREACH	22
12.	EVENT OF DEFAULT; REMEDIES; RELETTINGS; LEGAL COSTS; INTEREST; ACCORD AND SATISFACTION; CONCESSIONS	23
13.	LANDLORD’S LIABILITY	25
14.	TENANT’S SIGNS	26
15.	LANDLORD’S SIGNS	26
16.	ENTRY AND ACCESS	26
17.	EMINENT DOMAIN	27
18.	CONSENT	27
19.	TENANTS PROPERTY	28
20.	SUBORDINATION	28
21.	FIRE INSURANCE	29
22.	PARKING AREAS	30
23.	PLATE GLASS	30
24.	NOTICES	30
25.	TENANT ESTOPPEL CERTIFICATES; LANDLORD ESTOPPEL CERTIFICATES; LANDLORD CURE RIGHTS	31
26.	MORTGAGEE REVISIONS	32
27.	QUIET POSSESSION	32
28.	MISCELLANEOUS GENERAL PROVISIONS	33
29.	RENEWAL OPTION AND RENEWAL TERM; RENEWAL RENTAL	34
30.	REMOVAL BY TENANT	35
31.	INTENTIONALLY DELETED	35
32.	BROKERAGE	36
33.	RULES AND REGULATIONS	36
34.	ENVIRONMENTAL HAZARDS; HAZARDOUS SUBSTANCES	36
35.	OPTION TO LEASE ADDITIONAL SPACE	39
36.	SPECIAL PROVISIONS: (A) Service Interruptions	40
	SIGNATURE PAGE	41

TABLE OF CONTENTS

LIST OF EXHIBITS	PAGE

EXHIBIT “A” - Drawing of Building Locating Premises	42

EXHIBIT “B” - Rules & Regulations	43

EXHIBIT “C” - Landlord’s Work	47
C-1 “As Built” Space Plan
C-2 Scope of Landlord’s Work
C-3 Substantial Completion
C-4 Tenant’s Work
C-5 Code Compliance & Warranty
Space Plan showing Demising Wall

EXHIBIT “D” – Specimen Form Certificate of Acceptance of Delivery of Possession and Commencement Date of Lease	52

EXHIBIT “E” – Specimen Form Irrevocable Letter of Credit	55

EXHIBIT “F” – Specimen Form Mortgagee SNDA	57

EXHIBIT “G” – Specimen Form Mortgagee Tenant Estoppel	64

LEASE ABSTRACT

LANDLORD:	Seneca Meadows Corporate Center III Limited Partnership
a Maryland limited partnership

TENANT:	Sensors for Medicine and Science, Inc.
a Delaware corporation

DEMISED PREMISES:	Building #7, Seneca Meadows Corporate Center
[Section 1(A)]	20447, 20449 and 20451 Seneca Meadows Parkway, Germantown,
Maryland 20876
Rentable Area: 20,250 square feet

ANTICIPATED
COMMENCEMENT DATE:	March 1, 2008
[Section 1(B)]

EXPIRATION DATE:	May 31, 2013
[Section 1(B)]

INITIAL RENTAL:	Rental Rate: 1st Lease Year at $16.50 sf “NNN”
[Section 1(C)]	$27,844.00 a month / $344,128.00 a year

RENTAL ESCALATION:	3.00% per annum
[Section 1(C)]

SECURITY DEPOSIT:	$58,541.00
[Section 1(D)]

HOLDOVER RENT:	150% per month
[Section 1(E)]

PRO RATA SHARE:	38.17%
[Section 4(B)]

OPERATING EXPENSES:

Tenant to pay, as Additional Rent, its Monthly Share of annual estimated Operating Expenses pursuant to Landlord’s Expense Notice given by December 1 of each year, with Landlord’s statement of Actual Expenses given 60 days after end of each calendar year

[Section 4(D) & (E)]

NOTICES:	If to Landlord:
[Section 24]	Seneca Meadows Corporate Center III Limited Partnership
c/o Minkoff Development Corporation
20457 Seneca Meadows Parkway, Germantown, Maryland 20876
Attn: Mr. Paul N. Chod

If to Tenant (after Lease Commencement Date):
Sensors for Medicine and Science, Inc.
20451 Seneca Meadows Parkway, Germantown, Maryland 20876
Attn: Marc R. Schneebaum, President & CEO

i

LEASE ABSTRACT - continued

RENEWAL OPTION:	One (1) period of five (5) consecutive years each, with the Renewal Option exercisable upon written notice given by Tenant not less than 12 months prior expiration of the Initial Term
[Section 29(A)]

RENEWAL RENTAL:

95% of the prevailing fair market rate but not more than 115% nor less than 85% of Basic Annual Rental payable in the final Lease Year of the Initial Term, with Landlord’s determination of such fair market rate, including applicable annual escalations, to be provided upon written request given by Tenant not less than 14 months prior to the expiration of the Initial Term

[Section 29(B)]

OPTION TO LEASE
ADDITIONAL SPACE:

Provided at least 3 years remain in the Initial Term of the Lease and provided Tenant has not assigned nor sublet more than 25% of the Premises, and Tenant occupies at least 75% of the Premises, then Landlord shall provide Tenant with written notice of any adjacent space in the Building that should become available, stating the rental and other terms and conditions applicable to any lease for such Offer Space, and Tenant has 30 days from receipt to accept such Offer Space, and 14 business days after Tenant’s receipt of an amendment to the Lease to be prepared by Landlord covering the Offer Space which complies with Section 35 to execute the amendment

[Section 35]

DEFINITIONS

TERM	SECTION

Actual Expenses	4(E)(2)
ADA	10
Additional Rent	1(F)
Additional Allowance	2(C)
Adequate Assurance of Future Performance	5(C)
Alterations	3(D)
Anticipated Commencement Date	1(B)
Bankruptcy Code	5(A)
Basic Annual Rental	1(C)
Basic Monthly Rental	1(C)
Basic Rate — Fire Insurance Premiums	21
Broker(s)	32
Building	1(A)
Business Days	28(G)
Certificate	Exhibit D
Certificate of Delivery	1(B)
Change Orders	Exhibit C-3
Commencement Date	1(B) & Exhibit D
Common Areas	4(C)
Concessions	12(G)
Default Interest Rate	12(E)
Delivery Date/Delivery of Possession Date	1(B)(2) & Exhibit D
Demised Premises	1(A)
Environmental Laws	34(A) i
Environmental Report	34(F) & Exhibit C-3
Estoppel	20
Event of Default	12(A)
Events of Bankruptcy	5(A)
Expense Estimate	4(E)(1)
Expense Notice	4(E)(1)
Expiration Date	1(B)
Exterior Utility Lines	3(C)
Financing	20
Force Majeure Delays	Exhibit C-5
Grossed Up Rentals	4(D)
Hazardous Substance(s)	34(A) (ii)
HVAC	3(C)
Impositions	8(A)
Initial Term	1(B)
Insolvency Laws	5(A)
Insurance Premiums	8(B)

DEFINITIONS

TERM	SECTION

Insurance Requirements	10
Land	1(A)
Landlord	Preamble
Landlord Parties	19
Landlord’s Utilities	4(A)
Landlord’s Work	2(B) & Exhibit C-2.1
Late Charge	1(G)
Laws - Compliance	10
Lease Amendment	35
Lease Year	1(B) & Exhibit D
Letter of Credit	1(D)
MDC	Exhibit C-2.2
Monetary Default	12(A)(i)
Non-Monetary Default	12(A)(i)
Offer Space	35
Offer Space	35
Operating Expenses	4(D)
Outside Delivery Date	2(A)
Permittees	3(C)
Premises	1(A)
Prime Interest Rate	4(D)
Prior Environmental Report	35(F)
Pro Rata Share	4(B)
Punch List Items	Exhibit C-3
Release	34(A)
Renewal Notice	29(A)
Renewal Option	29(A)
Renewal Rental	29(B)
Renewal Term	29(A)
Rent	1(F)
Rent Commencement Date	1(C)(2)
Secured Amount	1(D)
Security Deposit	1(D)
SNDA	20
Space Plan	Exhibit C-1
Special Items	Exhibit C-3
Stated Term	1(B)
Structure	3(C)
Substantially Complete/Substantial Completion	Exhibit C-3
Tenant	Preamble

DEFINITIONS

TERM	SECTION

Tenant Affiliate	7(D)
Tenant Delays	Exhibit C-3
Tenant Liens	3(G)
Tenant Utilities	4(A)
Tenant’s Cabling	3(F)
Tenant’s FF&E	Exhibit C-4
Tenant’s Monthly Share	4(E)(1)
Tenant’s Use	3(A)
Tenant’s Work	Exhibit C-4
Term	1(B)

v

LEASE

THIS LEASE AGREEMENT (this “Lease”), made on this 4TH day of FEBRUARY, 2008, by and between SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as “Landlord”); and SENSORS FOR MEDICINE AND SCIENCE, INC., a Delaware corporation, qualified to transact business and in good standing under the laws of the State of Maryland (hereinafter referred to as “Tenant”).

WITNESSETH:

1.                                      DEMISED PREMISES; TERM OF LEASE; RENTAL; SECURITY DEPOSIT; HOLDOVER; ADDITIONAL RENT; LATE CHARGE.

(A)            DEMISED PREMISES. The Landlord, for and in consideration of the rents, agreements and covenants herein agreed to be paid, observed and performed by the Tenant, has let and demised, and by these presents does lease unto the Tenant, and the Tenant does hereby take and rent from Landlord, that certain portion of commercial office space in the building known as Building #7 at Seneca Meadows Corporate Center (the “Building”) situated on that certain parcel of land known as “Lot 5, Block B” in the subdivision known as “SENECA MEADOWS CORPORATE CENTER” as per plat thereof recorded in Plat Book 194 at Plat No. 21147 among the Land Records of Montgomery County, Maryland (the “Land”), said demised premises being known and described as 20447, 20449, and 20451 Seneca Meadows Parkway, Germantown, Maryland 20876 (hereinafter referred to as the “Demised Premises” or the “Premises”). For purposes of this Lease, the rentable square footage area of the Demised Premises shall be deemed to be 20,250 square feet (including Building core factor of approximately 1.77%), all as more particularly shown and outlined on the drawing of said Demised Premises attached hereto as Exhibit “A” and made a part hereof.

(B)             TERM OF LEASE. The term of this Lease shall commence on the date (herein referred to as the “Commencement Date”) which shall be the later to occur of (i) March 1, 2008 (the “Anticipated Commencement Date”), or (ii) the date on which Landlord delivers possession of the Demised Premises to Tenant in the condition as called for in Section 2(B) hereof (the “Delivery Date”) or such earlier date when the Delivery Date could have occurred absent Tenant Delays (as hereinafter defined). The term of the Lease shall expire without notice of any kind at midnight on May 31, 2013 (the “Expiration Date”). Following the Commencement Date, Tenant agrees to execute and return to Landlord within ten (10) days of receipt a statement as furnished by Landlord acknowledging Tenant’s acceptance of Landlord’s delivery of possession of the Demises Premises and setting forth the actual Commencement Date, the date upon which the Tenant’s obligation to pay Rent and other charges payable under the Lease shall begin, any changes in the Rental from the schedule set forth in Section 1(C) below, and Punch List items, if any (as defined in Exhibit “C”), that remain to be completed. Said statement (the “Certificate of Delivery”) shall be similar to the form attached hereto as Exhibit “D” and shall be made a part of the Lease. The initial term of this Lease is herein referred to as the “Term” or “Stated Term” or “Initial Term.” The term “Lease Year” shall mean each period of twelve (12) full consecutive calendar months (other than the final Lease Year which may be less than twelve (12) months) during the Term hereof or any renewal term commencing on the Commencement Date; provided, that if the Commencement Date does not occur on the first day of a month, then (a) the first Lease Year shall be twelve full (12) calendar months, plus the number of days from the Commencement Date until the first day of the following month, and (b) each subsequent Lease Year after the first Lease Year shall commence on the anniversary of the first day of the calendar month that immediately follows the Commencement Date.

(C)            RENTAL.

(1)              During each respective Lease Year of the Stated Term of this Lease, except as otherwise set forth in the Lease, the Tenant agrees to pay to Landlord as basic annual rental for the Demised Premises, the amount specified for that Lease Year in the following table, such amount (the “Basic Annual Rental”) to be due and payable in equal monthly installments (the “Basic Monthly Rental”) during such Lease Year in advance and without deduction, set off, or demand, except as otherwise provided herein, on the 1st day of each calendar month in such Lease Year, namely:

Lease Year	Basic Monthly Rental	Basic Annual Rental

1	$27,844.00	$334,128.00
2	$28,679.00	$344,148.00
3	$29,539.00	$354,468.00
4	$30,426.00	$365,112.00
5	$31,338.00	$376,056.00
6	$32,279.00	$96,837.00	(1)

In addition to said Basic Monthly Rental, Tenant shall pay to Landlord, at the times and in the manner hereinafter indicated, the additional items and amounts specified in Section 4 hereof for utility charges and Operating Expenses, and in Section 8 hereof for Impositions and Insurance Premiums, plus such other sums as are required to be paid by Tenant pursuant to the terms of this Lease. All rentals and other sums payable by Tenant hereunder shall be paid to Landlord at 20457 Seneca Meadows Parkway, Germantown, Maryland 20876, or to such other party and address as Landlord may from time to time designate to Tenant in writing. Upon execution of this Lease, Tenant will pay to Landlord the sum of Twenty Seven Thousand Eight Hundred Forty-Four and 00/100 Dollars ($27,84400), which shall be applied to the first installment of Basic Monthly Rental due under the Lease. Regarding all of Tenant’s covenants, obligations and duties to make Rental and other payments and to perform its other agreements contained in this Lease, time is agreed to be of the essence.

(2)              Notwithstanding anything hereinabove to the contrary, provided Tenant is not in an Event of Default or Event of Bankruptcy, as set forth in Section 5 and Section 12 of the Lease, Landlord agrees that: (a) Rent (as defined below in Section 1(F)) (except for

(1) Assuming a Commencement Date of 3/1/08, the final Lease Year shall be calculated based upon a partial Lease Year of three (3) months ending 5/31/13. If the actual Commencement Date is a date other than 3/1/08, then the Basic Annual Rental payable during the partial final Lease Year shall be adjusted accordingly.

Utility Charges as specified in Section 4(A) of the Lease) shall be abated from the Commencement Date until the date that is thirty (30) days after the Commencement Date (the “Rent Commencement Date”); and (b) in the event that the Rent Commencement Date is a day other than the first day of the month, then the monthly installment of Basic Annual Rental to be paid by Tenant to Landlord for any such partial month of use and occupancy of the Demised Premises shall be pro-rated on a per diem basis from the Rent Commencement Date to the end of the month. In such event, the amount of the first installment of Basic Monthly Rental due and payable by Tenant pursuant to Section 1(C)(1) that is not applied to any such partial month of the Term shall be applied to the Basic Monthly Rental due for the first full calendar month of the Term following the Rent Commencement Date.

(D)             SECURITY DEPOSIT. The amount of the Security Deposit to be placed by Tenant with Landlord (the “Secured Amount”) shall be Fifty-Eight Thousand Five Hundred Forty-One and 00/100 Dollars ($58,541.00). Upon execution of the Lease, Tenant shall deliver to Landlord, either (i) an irrevocable, unconditional commercial bank letter of credit, payable upon sight in the amount of the Secured Amount (the “Letter of Credit”) in substantially the form attached hereto as Exhibit “E”, or such other form as may be reasonably acceptable to Landlord, issued by a federally-insured national bank having offices in the Metropolitan Area of Washington, D.C., or (ii) the cash sum in the amount of the Secured Amount. The Letter of Credit or cash sum are hereinafter called the “Security Deposit” Any cash sum held by Landlord as the Security Deposit shall be placed in an interest bearing account at a federally-insured national bank with offices in the Metropolitan Area of Washington, D.C., and all interest accruing thereon shall be attributable to Tenant’s taxpayer identification number (to be provided in writing to Landlord) for the benefit of Tenant. In the event Tenant delivers a Letter of Credit as the Security Deposit, the Letter of Credit shall include the following terms and conditions. The Letter of Credit shall (i) be made payable to Landlord and expressly transferable and assignable at no charge by Landlord, which transfer or assignment shall be conditioned only upon execution of a reasonable and customary written document in connection therewith, whether or not the original account party of the Letter of Credit continues to be the tenant under this Lease by virtue of a change in name or structure, merger, assignment, transfer or otherwise, and (ii) be for an initial term of at least one (1) year, and shall on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment for successive periods of at least one (1) year each (or such shorter period which will be identical to the then remaining Term of this Lease plus an additional thirty (30) days thereafter), unless the issuer bank notifies Landlord in writing that such bank has elected not to renew the Letter of Credit at least sixty (60) days prior to the then-current expiration date thereof (which will entitle Landlord to draw on the Letter of Credit before the scheduled expiration date if a replacement Letter of Credit (or substitute acceptable to Landlord, in its sole and absolute discretion) has not been established and delivered Landlord, so that, at all times that Tenant is required to maintain the Security Deposit, Landlord shall have in its possession a good Security Deposit in the amount specified above valid through the full Initial Term and each exercised Renewal Term hereof plus an additional thirty (30) days beyond the expiration date of the last operative term (initial or renewal, as the case may be) of this Lease. Notwithstanding anything in the Lease to the contrary, any cure or grace periods setforth in this Lease for a default shall not apply to any of the foregoing requirements of the Letter of Credit, and specifically, if any of the aforesaid requirements are not complied with timely, time being of the essence, then immediate Event of

Default shall occur and Landlord shall have the right to immediately draw upon the Letter of Credit. Failure of Tenant to timely comply with any requirements of this Section 1(D) shall constitute an Event of Default of Tenant under this Lease. If an Event of Default of Tenant occurs under this Lease (as defined in Section 12 hereof), said Security Deposit may, at Landlord’s option and discretion (and without waiving any other rights or remedies of Landlord), be applied to the extent available on account of actual damages incurred and loss of rent sustained by Landlord by reason of such Event of Default. Such application shall, however, in no way affect Landlord’s rights to recover from Tenant further damages or loss of Rent which may accrue by reason of Tenant’s defaults under this Lease. Provided an Event of Default of Tenant has not occurred and remains uncured under this Lease, the balance (if any) of said Security Deposit not applied to curing the Tenant’s defaults shall be refunded and released to Tenant within thirty (30) days after the expiration of this Lease, provided that Tenant has surrendered to Landlord possession of the Demised Premises in accordance with the terms of this Lease. The Security Deposit shall not be construed as advance payment of Rent hereunder, but shall be considered only as representing a fund made available to Landlord to secure the prompt and faithful performance by Tenant of its covenants under this Lease. Tenant shall, within seven (7) days after demand by Landlord, restore said Security Deposit to the full amount specified above, in the event any portion or all thereof is applied by Landlord to cure an Event of Default of Tenant hereunder. If Landlord transfers its interest in the Demised Premises during the Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit, provided that (i) Landlord actually delivers the Security Deposit to the transferee, and (ii) transferee assumes in writing the obligations of Landlord under this Lease with respect to such Security Deposit.

(E)             HOLDOVER. If Tenant fails to quit and vacate the Demised Premises at the expiration of the Initial Term (or at the expiration of the final duly exercised Renewal Term hereof, if any, as the case may be), and if Landlord accepts payment of rental from Tenant thereafter and thus indicates that Landlord does not require the Tenant’s immediate surrender of possession of the Demised Premises at such expiration date, then in such event any such holding over of possession of the Demised Premises by Tenant shall be deemed to create only a tenancy from month-to-month, beginning for same on the day immediately following the expiration of the then expired term hereof, such monthly holdover tenancy to be upon all of the terms, covenants and conditions contained in this Lease, except that either party by giving to the other at least ninety (90) days prior written notice may terminate such monthly holdover tenancy (except that Tenant shall not be entitled to such notice of termination, and hereby waives same, in the event that Tenant is in an Event of Default under this Lease in any respect beyond any applicable grace periods). Notwithstanding the foregoing provisions of this paragraph, if Landlord desires possession of the Demised Premises at the end of me Term hereof, then Landlord may so notify Tenant at any time prior to accepting monthly holdover rent, in which event Tenant covenants and agrees to surrender to Landlord possession of the Demised Premises at the end of the term hereof free of subleases and occupants, and if Tenant fails to do so it shall be deemed an Event of Default under this Lease and Tenant shall be liable to Landlord for all reasonable, actual losses, costs, damages and expenses Landlord incurs from Tenant’s failure to vacate the Demised Premises as prescribed above. If the provisions of the preceding sentence become applicable, Tenant shall pay Landlord use and occupancy payments for each month or portion thereof Tenant wrongfully holds over possession of the Demised Premises in whole or part, in an amount equal to one hundred fifty percent (150%) of the Basic Monthly Rental payable in the last month of the term hereof (in addition to Landlord being entitled to exercise all available legal and equitable remedies). Landlord hereby notifies Tenant that Landlord desires and intends that Tenant remove from, quit and vacate the Demised Premises at the expiration of the term of this Lease, and Tenant hereby agrees to do so and hereby irrevocably waives any and all rights to notice from Landlord of such intent as provided in Title 8, Section 8-402(b) of the Real Property Volume of the Annotated Code of Maryland, as amended, or under any similar statute now or hereafter enacted.

(F)              ADDITIONAL RENT. Whenever it is provided by the terms of this Lease that Tenant is required to make any payment to Landlord other than a payment of Basic Monthly Rental (such as the additional items and amounts specified in Section 4 hereof for utility charges and Operating Expenses and in Section 8 hereof for Impositions and Insurance Premiums, or amounts to reimburse Landlord for legal costs and attorneys’ fees, or for any other such sums), such payment shall be deemed to be a payment of “Additional Rent”. Unless otherwise expressly specified herein, Additional Rent shall be paid by Tenant by the later of (i) the next installment of Basic Monthly Rental thereafter falling due or (ii) within thirty (30) days after written request therefor. For all purposes of this Lease, the term “Rent” shall be deemed to be a reference to both Basic Monthly Rental and Additional Rent. Landlord shall have the same remedies for default in the payment of Additional Rent as are available to Landlord in the case of default in the payment of Basic Annual Rental or Basic Monthly Rental.

(G)            LATE CHARGE. In the event Tenant does not pay any installment of Rent or Additional Rent or any other sums when and as the same become due and payable under this Lease, and if such payment is not made within ten (10) days after the due date thereof, Tenant shall pay to Landlord, as Additional Rent hereunder, in addition to the unpaid amount, a “Late Charge” equal to five percent (5%) of the unpaid amount to compensate Landlord for the additional expense resulting from Tenant’s failure to make payment in accordance with the terms of the Lease. If Tenant fails to make any payment due under this Lease within the aforesaid ten (10) day grace period more than twice in any Lease Year, then the Late Charge shall increase thereafter for the balance of that Lease Year, for all late payments, to be ten percent (10%) of the unpaid amount, and such increased Late Charge shall be payable as aforesaid. Notwithstanding anything hereinabove to the contrary, Landlord will not impose a Late Charge on the first occasion of late payment of Basic Monthly Rental during any twelve (12) month period under this Lease, provided said late payment is paid by Tenant to Landlord within five (5) days after Landlord’s written notice thereof to Tenant.

2.                                     TENDER OF POSSESSION; LANDLORD’S WORK.

(A)            TENDER OF POSSESSION. If Landlord shall be unable to deliver to Tenant possession of the Demised Premises (in the condition as called for in Section 2(B) hereof) on the Anticipated Commencement Date by reason of the fact that the Demised Premises are located in the Building which is to be constructed and the Building has not been sufficiently completed to make the Demised Premises ready for delivery to Tenant as called for in Section 2(B) hereof, or if the Landlord is unable to give Tenant possession of the Demised Premises on the Anticipated Commencement Date by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, the Rent herein reserved and covenanted to be paid by Tenant shall abate and not commence to be due and payable until Landlord delivers to Tenant possession of the Demised Premises as called for in Section 2(B) hereof; and no such failure of Landlord to deliver possession on the Anticipated Commencement Date shall affect the validity of this Lease or otherwise affect the obligations of Tenant hereunder. If permission is given by Landlord to Tenant to enter into the possession of all or a portion of the Demised Premises, or to occupy space other than the Demised Premises, prior to the Commencement Date of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease except as may be otherwise agreed in writing by Landlord and Tenant. If Landlord is prevented from or delayed in delivering possession of the Demised Premises to Tenant in the condition called for in Section 2(B) hereunder due to any Tenant Delays (as hereinafter defined in Exhibit “C”),. then the Commencement Date of the Lease shall be the date, as reasonably determined by Landlord, that the Demised Premises could have been delivered to Tenant absent the Tenant Delays. Notwithstanding the foregoing, in the event that Landlord has failed to deliver the Demised Premises in the condition required in Section 2(B) hereunder on or before April 1, 2008 (the “Outside Delivery Date”), and said failure has not been caused by any Tenant Delays or Force Majeure Delays (as those terms are defined in Exhibit “C” of the Lease) and, provided no Event of Default of Tenant should exist under the Lease, beyond any applicable notice and cure period, then Tenant shall be entitled to terminate this Lease in its sole discretion upon written notice to Landlord, and Landlord shall, within ten (10) business days after receipt of such termination notice, return to Tenant all Rent payments and the Security Deposit that have been delivered to Landlord.

(B)            LANDLORD’S WORK. The Tenant agrees to accept possession of the Demised Premises, when delivered by Landlord as provided in this Section 2(B), for the Term herein created, upon the agreements and covenants herein expressed, and does hereby covenant and agree that Tenant shall pay unto Landlord the Rent, Impositions, Insurance Premiums, Operating Expenses, repairs and other costs and charges called for or reserved in this Lease, at the time or times the same are due and payable as herein specified. The Demised Premises shall be delivered by Landlord to Tenant, and shall be accepted by Tenant, with all leasehold improvements and conditions “AS IS” and “WHERE IS”, with the “Landlord’s Work” (as described on Exhibit “C” attached hereto and made a part hereof) Substantially Complete (as defined in Exhibit “C”), which date of Substantial Completion shall be inserted into the Certificate of Delivery described in Section 1(B) of this Lease (a specimen copy of which is attached as Exhibit “D” of the Lease), and executed by Landlord and Tenant. Upon expiration or earlier termination of the Lease, Tenant shall have no obligation to remove any of the Landlord’s Work.

3.                                      USE OF PREMISES; TENANT RESPONSIBILITIES; REPAIRS AND MAINTENANCE; INTERIOR ALTERATIONS; EXTERIOR MODIFICATIONS; SURRENDER OF POSSESSION; MECHANICS LIENS.

(A)            USE OF PREMISES. Tenant covenants and agrees to use the Demised Premises for general offices, administration, laboratory, research and development, storage, and light manufacturing relating to Tenant’s optical and fluorescence-based chemical sensing technologies, and for any other legally permitted use incidental thereto (“Tenant’s Use”), such Tenant’s Use (and access to the Premises permitted 24 hours/day, 7 days/week and 365 days/year) to be conducted by Tenant at its own expense in compliance with all applicable Laws and Insurance Requirements as defined in Section 10 and all provisions of this Lease, and for no other purpose without the express written consent of the Landlord, which consent shall be in Landlord’s exclusive discretion. Landlord hereby represents that the Land is currently zoned I-3, and such zoning permits Tenant’s Use.

(B)            TENANT RESPONSIBILITIES. Tenant agrees at its own expense to maintain the Demised Premises in a clean, neat, and orderly manner and to keep the Demised Premises free of rodents and insects and to furnish regular pest exterminating services. Tenant shall be solely responsible, at its own cost and expense, and will provide when and as necessary, all services typically required within the Demised Premises (except as may be specified in Section 4 hereof) including but not limited to janitorial service, restroom and break room supplies, interior window cleaning, light bulb and ballast replacement, flooring maintenance, grease trap cleaning and maintenance and any other services customarily required by the Tenant’s use of the Demised Premises. In no event shall Landlord be obligated to provide, pay for, or contribute to the cost of any of these services in or for the Demised Premises. Tenant further agrees that it will not, under any circumstances, display or permit to accumulate for an extended period of time any merchandise, boxes or other articles on the driveways, parking areas, streets or sidewalks in front of or adjacent to the Demised Premises. Tenant further agrees that it will not permit ice or snow to accumulate in, on or around any steps or sidewalks areas immediately in front of the entrance(s) to the Demised Premises. Tenant shall not maintain a nuisance in or about the Demised Premises, and will conduct its business at the Demised Premises, and have its Permittees conduct themselves, in such a manner so as not to interfere with nor disturb other tenants’ quiet possession of, or conduct of normal business at, their leased premises. Tenant shall not burn any trash in or outside the Demised Premises, nor install an incinerator or trash destructor in or outside of said Demised Premises. If Landlord does not provide trash removal or recycling service as part of the Operating Expenses described in Section 4(D) herein below, then Tenant shall, at its own expense and in compliance with all applicable Laws and Insurance Requirements, furnish and install at a location acceptable to Landlord a trash dumpster and recycling bin (in the case of any applicable recycling laws) to service the Demised Premises, and Tenant will be solely responsible to make all arrangements for trash and recycling pick-up and removal service from such dumpster or recycling bin by a licensed contractor.

(C)            REPAIRS AND MAINTENANCE. Except for the specific repairs, maintenance and replacements to be made by Landlord pursuant to this Lease, in all other respects the Tenant will, during the Term of this Lease (or any renewal or extension thereof), at its own expense, promptly make all repairs and perform all acts of maintenance necessary to keep the Demised Premises and all improvements, equipment and utility lines therein and all other elements thereof in good condition and repair, including also without limitation all maintenance, repairs and replacements, excepting only for repairs to the structure and to any utility lines located outside of the “Structure” (as defined below) of the Demised Premises (such lines hereinafter called “Exterior Utility Lines”); unless such repairs of the Structure or of the Exterior Utility Lines are necessitated by any acts, omissions or negligence of Tenant or its assignees or subtenants or its or their agents, servants, employees, contractors, invitees, licensees, customers or subtenants (“Permittees”), in any of which events Tenant at its own expense shall make such repairs and replacements of the Structure and Exterior Utility Lines promptly when necessary (or, if requested by Landlord, Tenant will reimburse Landlord for the costs of such repairs and replacements within thirty (30) days of demand therefor). Said repairs to the Structure and Exterior Utility Lines shall be made by Landlord (except as otherwise provided in the preceding sentence) as promptly as commercially practicable after receipt of written notice from Tenant of the necessity therefor. Tenant shall give Landlord prompt notice of any fire, accident, defects, damage or injury occurring at, in or to the Demised Premises and of any death, damage or injury to persons therein, but nothing herein contained shall be construed to require Landlord to make any repairs to said Demised Premises or to provide compensation for any such damage or injury, except as otherwise expressly herein provided. For purposes of this Section 3(C) and of all other provisions of this Lease, the term “Structure” shall refer to the foundations, structural frame, door frames, exterior walls, demising walls, ground floor slab and exterior roof and roofing system of the Building, and the term “Exterior Utility Lines” shall refer to (1) all gas, electrical, plumbing, and sewage systems and lines, and (ii) conduits running to the Building that contain telephone/fiber cable brought to the Building by applicable service providers for other tenants in the Building, which conduits Landlord shall make available to Tenant for its telephone/fiber/data cable connections to the Demised Premises pursuant to service arrangements between Tenant and its service providers, in each case located outside of the Structure of the Demised Premises. During the Term of the Lease (or any renewal or extension thereof), Tenant shall, at its sole cost and expense, make all repairs, maintenance and replacements promptly when and as necessary for the heating, ventilating and air-conditioning systems and related equipment (“HVAC”) serving the Demised Premises. Tenant at its own expense will keep in force throughout the term of this Lease a contract for regular annual seasonal service and preventative maintenance of the HVAC serving the Demised Premises with a competent, licensed mechanical contractor reasonably acceptable to Landlord. Tenant shall cause the HVAC to be maintained in good operating condition by such mechanical contractor. Upon written request, Tenant shall furnish Landlord with copies of the HVAC service contract and all service and repair records.

(D)            INTERIOR ALTERATIONS. Except for ordinary office decorations (that are not leasehold improvements), any partitioning, painting, installation, removal or alteration of utility lines, flooring, paneling, mechanical equipment (heating, ventilating or air conditioning), security system, plumbing, electrical, gas, water, sewer, interior, exterior, roof or other alterations, changes or additions to the Demised Premises which Tenant may desire to perform or make (the “Alterations”) shall be subject to the following conditions, namely: (i) no such Alterations shall be done without Landlord’s express prior written consent in each instance; (ii) complete plans and specifications, including AutoCAD drawings (.dwg files), if available, for any such Alterations and a cost estimate for any such Alterations (if requested by Landlord due to the nature of the work contemplated) shall be submitted to Landlord and Landlord’s written approval thereof obtained prior to commencement of such Alterations (which Alterations shall be done in strict compliance with such plans and specifications if and as so approved); (iii) the Alterations are to be done in compliance with all applicable governmental laws, codes, orders and regulations, without any damage to the Demised Premises or the Building of which same are a part or to any property of Landlord or other tenants, free of liens and claims and all at Tenant’s sole cost and expense; (iv) Tenant is to promptly discharge and to indemnify and save Landlord harmless from all liens and claims arising from any such Alterations; (v) if so requested by Landlord at the time of approval, the Tenant will remove such Alterations and restore the Demised Premises to their condition prior thereto by not later than the expiration or termination of this Lease; and (vi) prior to commencement of any Alterations, Tenant shall furnish evidence satisfactory to Landlord that (a) Tenant has contractual liability coverage for the work included in the Alterations in addition to the liability insurance required pursuant to Section 6 of this Lease, (b) any contractor(s) engaged by Tenant to perform the Alterations has commercial general liability insurance with coverage limits not less than the insurance requirements set forth in Section 6 of the Lease with Landlord designated as additional named insured, and (c) Tenant has in force special form property fire and extended casualty insurance coverage for the full actual replacement cost of the Alterations, with Landlord designated as additional named insured and loss payee. If Tenant elects to have the Alterations constructed by a contractor other than Landlord, Tenant agrees to reimburse Landlord within thirty (30) days of written demand for all reasonable, actual costs and expenses incurred by Landlord for having the construction of the Alterations monitored to insure compliance with the terms of the Lease, Landlord’s Building standard construction requirements, and life/safety issues. Notwithstanding the foregoing, Tenant shall have the right, throughout the Lease Term, and without being required to first obtain Landlord’s consent, (i) to remove any leasehold improvements installed by Tenant which Landlord requires that Tenant remove upon expiration or termination of the Lease, and (ii) to make cosmetic alterations to the laboratory and administrative areas, provided, that such cosmetic alterations do not materially impact the Structure or any structural components of the Building, or its mechanical, electrical, plumbing and/or HVAC systems and related equipment, do not aesthetically impact the exterior or Common Areas of the Building, and do not require a Building permit and, further provided, that if Landlord shall not have consented to such cosmetic alterations, then Landlord shall have the right to require that Tenant, at its sole cost and expense, (a) remove such Alterations prior to the expiration or termination of this Lease, and (b) repair any damage occasioned by the installation and/or removal of such Alterations and restore the Demised Premises, Common Areas and Building to its original condition as of the Delivery Date. In event of any such modifications, Tenant shall supply Landlord with updated “as built” plans as prepared (.dwg file format). Landlord shall incur no liability by approving or not approving Tenant’s Alterations or any plans, specifications or work related thereto (such actions by Landlord and approvals and conditions imposed for Tenant’s approval, as well as the monitoring of the construction of the Alterations, being solely for Landlord’s own benefit and not being any assurance by Landlord as to the legality or technical sufficiency or safety of Tenant’s plans, specifications or work). It is agreed that all work, materials, machinery, apparatus, leasehold improvements and other installations and alterations to the Demised Premises including, without limitation, partitions, interior and exterior doors and door opening machinery, lighting and plumbing fixtures, flooring, wall and window coverings, mechanical equipment, utility lines and equipment, loading facilities, elevators, and other items of any kind (except only Tenant’s merchandise, office and laboratory equipment, trade fixtures, furniture and movable personal property), whether installed by Landlord or Tenant, shall at all times belong solely to Landlord and shall not be removed by Tenant, provided, that (i) if Landlord has requested (at the time that Landlord grants consent for such proposed Alterations) that Tenant remove particular Alterations prior to the expiration of the Lease, then Tenant shall, at its sole cost and expense, remove such Alterations prior to the expiration or termination of this Lease, and (ii) if Tenant has notified Landlord (at the time that Tenant requests consent for such proposed Alterations) that Tenant desires to remove such Alterations at the expiration of this Lease, then Tenant shall have the right, at its sole expense, to remove such Alterations prior to the expiration or termination of this Lease. Tenant hereby agrees to make all necessary repairs and restoration for any damage to the Demised Premises, Common Areas and Building occasioned by the installation and/or removal of Tenant’s Alterations.

(E)             EXTERIOR MODIFICATIONS. Tenant will not make any alterations, modifications, changes, or additions to any part of the exterior of the Building or the Demised Premises, nor to the Structure, without in each case having obtained Landlord’s express prior written approval thereof (which consent shall be in Landlord’s exclusive discretion). Tenant will not paint, nor permit to be painted, any stone work, cornice work, iron work, or brick work on the front or exterior of the Demised Premises or other exterior elements of the Demised Premises or Building, without the prior written consent of the Landlord.

(F)              SURRENDER OF POSSESSION. At the expiration or any termination of this Lease, or of any holdover term, Tenant shall surrender and deliver to Landlord possession of the Demised Premises in the same good condition in which they were delivered at the commencement of the term hereof (with such Alterations as may have been approved by Landlord in writing and which Landlord does not require to be removed when Landlord grants its approval), reasonable wear and tear excepted, broom clean with all of Tenant’s merchandise and personal property removed therefrom, and free of subleases and occupants. Tenant shall deliver to Landlord keys to all doors at the Demised Premises. Also by the expiration of the Lease, Tenant shall deliver to Landlord a copy of an inspection report, prepared by Tenant’s mechanical contractor within thirty (30) days of the expiration of the Lease, stating that the HVAC is in good operating condition. In the event Tenant fails to maintain the Demised Premises and HVAC as provided in Section 3(C) above, or if Tenant fails to restore the Demised Premises by the expiration of the Lease as required hereunder, then Tenant shall be liable for all costs and expenses incurred by Landlord therefor, and Tenant shall pay Landlord the actual costs incurred by Landlord to repair the Demised Premises and HVAC and/or restore the Demised Premises plus fifteen percent (15%) for Landlord’s overhead costs and administrative expenses. All voice, data and/or security wiring or cabling installed in the Demised Premises by Tenant during the Term of the Lease (“Tenant’s Cabling”) shall be removed by Tenant prior to the expiration or termination of the Lease, unless Landlord consents to Tenant leaving Tenant’s Cabling for future use in the Demised Premises.

(G)            MECHANICS LIENS. Tenant shall have no right to (and agrees not to) subject the Demised Premises or the Building to any mechanic’s or materialmen’s liens of any kind for any labor, work, materials or services ordered by, contracted for or furnished or obtained by Tenant or any Tenant Permittees (collectively, “Tenant Liens”), nor to pledge the credit of or incur any indebtedness or obligations on behalf of Landlord. The Tenant agrees to indemnify, defend and hold Landlord and the Demised Premises and Building harmless from, and to remove of record within thirty (30) days after filing thereof, all Tenant Liens and suits to enforce same and all litigation resulting from any breach by Tenant or any Tenant Permittees of the provisions of this paragraph; and Tenant shall pay all court costs, reasonable attorneys’ fees and other expenses incurred by Landlord in connection with any such matters.

4.                                      UTILITY CHARGES; PRO RATA SHARE; COMMON AREAS; OPERATING EXPENSES.

(A)            UTILITY CHARGES. Landlord and Tenant acknowledge the existence or availability of the following utility service connections to the Building and Demised Premises: gas, electricity, and water/sewer (the “Landlord Utilities”). Tenant shall be responsible, at its sole cost and expense, for the installation and connection to the Demised Premises of all other utility services (telephone/fiber/data cables, etc.) that it may from time-to-time require (the “Tenant Utilities”), provided, that Landlord shall (i) reasonably cooperate with Tenant’s efforts to arrange for the Tenant Utilities to be brought to the Demised Premises by the applicable utility service provider(s), and (ii) allow Tenant to make reasonable use of the Exterior Utility Line conduits so that the Tenant Utilities may be brought to the Demised Premises, subject, however, to Tenant’s obligations as set forth in Sections 3(D) and to the requirements for removal of Tenant’s Cabling as set forth in Section 3(F) of the Lease. Landlord shall bring all Landlord Utilities to the Demised Premises or to the appropriate meter room in the Building, as the case may be, and Landlord Utilities serving the Demised Premises will be separately metered (in the case of gas) or sub-metered (in the case of electricity and water/sewer usage) at Landlord’s sole cost and expense. During the entire term hereof, Tenant shall pay, either to the supplying utility company or to the Landlord (in the case of sub-metered utilities), all utility charges and costs of utility services of any and every kind and nature, including, but not limited to gas, oil, water, sewer service, heat, power, fuel, telephone service and electricity, arising out of or connected with the use and/or occupancy of the Demised Premises or consumed thereat, promptly as same shall become due and payable, and Tenant shall promptly make any meter deposits required by the utility companies therefor.

(B)            PRO RATA SHARE. It is expressly stipulated and agreed that the term “Pro Rata Share” shall be defined and is agreed to mean Thirty-Eight and 17/100 percent (38.17%), which percentage is agreed to represent the ratio that the approximate rentable floor area of the Demised Premises (including the Building core factor (e.g. 20,250 square feet)) bears to the total approximate rentable floor area of the entire Building (53,054 square feet) of which the Demised Premises forms a part.

(C)            COMMON AREAS. Landlord shall make available “Common Areas” in the Building and on the Land on which the Demised Premises are situated. The Common Areas shall include (if applicable), but not be limited to, common entrance foyers, lobbies, elevators, stairwells, corridors, restrooms, chases, meter rooms and utility rooms in the Building and parking areas, loading areas, driveways, sidewalks, landscaped areas, green areas, grounds, plazas and picnic areas on the Land. Landlord grants to Tenant and to Tenant’s Permittees, during the term of this Lease, the non-exclusive right to use the Common Areas, in common with

Landlord and with others designated by Landlord as being entitled to use the Common Areas, subject to Landlord’s reasonable rules and regulations established from time to time applicable to all tenants concerning the use and operation of the Common Areas. Tenant shall comply with and cause its Permittees to comply with said rules and regulations. Landlord shall operate, manage, repair, replace, and maintain in good condition the Common Areas for their intended purposes, all in such manner as the Landlord, in its reasonable discretion, shall determine. All Common Areas shall be subject to the exclusive control of Landlord. Landlord shall have the sole right and exclusive authority to employ and discharge all personnel with respect thereto; to close temporarily all or any portion of the Common Areas for the purpose of making repairs, changes or alterations thereto; to perform necessary maintenance in connection with any emergency; and to maintain security for the Common Areas if deemed necessary by Landlord. Landlord shall have the right (but not the obligation), in its sole discretion, to reserve the parking area immediately in front of, at the rear of and/or adjacent to a particular premises for the exclusive use of that tenant who leases such premises, provided that such reservations of parking spaces do not give one tenant a disproportionate share of the parking provided for the Building.

(D)            OPERATING EXPENSES. During the term of this Lease, and any extensions and renewals thereof, Landlord shall operate, manage, repair, and maintain, in a first class manner consistent with other similar buildings in the Gaithersburg and Germantown, Maryland areas, the Building, the Land, and the Common Areas. Tenant shall, during the entire term of this Lease, pay to Landlord as Additional Rent, the Tenant’s Pro Rata Share of the costs and expenses incurred by Landlord in operating, managing, repairing and maintaining the Building, the Land and the Common Areas, collectively referred to as “Operating Expenses”. Said Operating Expenses shall include, but not be limited to, costs and expenses for: (i) removal of snow, ice, trash, rubbish and debris from the Common Areas; (ii) furnishing and maintaining electric service (and elevator service, if any) to the Building and the lighting of the Common Areas; (iii) charges for furnishing and maintaining water and sewer service or other utility services to the Building and the Land; (iv) trimming and grass cutting and all other maintenance and upkeep of the grounds, green areas and landscaping in the Common Areas; (v) maintaining, monitoring and testing the sprinkler system and sprinkler alarm system in the Building; (vi) maintaining, striping, cleaning and repairing the parking areas, driveways and sidewalks; (vii) trash pick-up and removal by a licensed contractor from containers located in a common enclosure(s) for the mutual use of all tenants in the Building, as well as the cost of maintaining and repairing said trash container enclosure(s) (unless Tenant provides and pays for its own trash receptacle and pick-up, in which case Tenant shall not share in the cost of any common trash receptacles and pick-up); (viii) reasonable property management fees (not to exceed three percent (3%) of gross rentals in the Building, with “grossed-up rentals” defined to mean the average basic annual rental in the Building, plus all Operating Expenses, Impositions and Insurance Premiums, calculated without including the management fees); (ix) maintenance and repairs to the exterior of Building, including, without limitation, exterior windows, doors, hardware, locks, lighting and lighting fixtures; (x) premiums incurred by Landlord, if any, for hazard, liability, workmen’s compensation or similar insurance on contractors providing services to the Building, Land or Common Areas; (xi) Impositions (as defined in Section 8); (xii) Insurance Premiums (as defined in Section (8); (xiii) the cost of any capital improvement (amortized or depreciated over the useful life of such improvement, with interest at a fluctuating rate per annum not to exceed 1-1/2% over the “Prime Interest Rate” published by The Wall

Street Journal from time to time on the unamortized balance) made to the Building or Common Areas by Landlord which is intended to result in more efficient operation of the Building or Common Areas, as reasonably determined in good faith by Landlord, or made to the Building or Common Areas by Landlord after the date of this Lease that is required under any governmental law or regulation that was not applicable to the Building or Common Areas at the time of original construction; and (xiv) any other costs and maintenance expenses for the Building, Land, Common Areas and all appurtenances thereto as may be deemed reasonably necessary by Landlord which properly constitute operating or maintenance costs and expenses attributable thereto.

Operating Expenses shall not include any of the following: (i) the cost of the original construction of the Building or any additions or expansions to the Building, Common Areas or other items which are properly classified as capital expenditures; (ii) any repairs or work performed to any portion of the Building intended to be occupied by individual tenants; (iii) the cost of correcting any defects in the original construction of the Building and Common Areas; (iv) any reserves for future capital expenditures not yet incurred, unless related to the maintenance, repair and replacement of the Common Areas and the Building; (v) ground lease rental; (vi) costs incurred by Landlord for repair or restoration to the extent that Landlord is reimbursed by insurance or condemnation proceeds or that the same is covered by warranty; (vii) attorneys’ fees, leasing commissions and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of, or persons, firms or entities with respect to, the Building; (viii) costs incurred by Landlord due to the negligence or misconduct of Landlord or its agents, contractors, licensees and employees, or the violation by Landlord of the terms and conditions of this Lease; (ix) interest, principal points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering all or any portion of the Building or the Land on which the Building is located; (x) advertising and promotional expenditures in connection with leasing the Building, and costs of the installation of signs identifying the owner and/or manager of the Building; (xi) any costs relating to hazardous materials, asbestos and the like not resulting from actions of Tenant; (xii) any charges for depreciation of the Building or equipment (except costs of and depreciation of equipment installed or improvements made to reduce Operating Expenses); and (xiii) any charge for Landlord’s income, excess profit, franchise, gift, inheritance, estate or gains taxes; (xiv) expenses incurred by Landlord solely in its capacity as a partnership or other business entity; (xv) costs, fines or penalties incurred due to violation by Landlord of any laws or governmental rules or regulations, except as incurred by Landlord in reasonably challenging any such law, rule or regulation; (xvi) costs and expenses paid to subsidiaries of Landlord or entities under common control with Landlord for services on or to the Building or the Project, but only to the extent that the cost of such services exceeds normal rates being paid for such services to unaffiliated providers of such services by owners of other first class office buildings in the Building area; (xvii) costs of any item for which Landlord is or shall be entitled to be reimbursed by insurance or other payment; (xviii) increased insurance or real estate taxes assessed specifically to any tenant of the Building; (xix) any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (xx) Landlord’s general overhead attributable to the organizational activities of Landlord’s officers and executives and unrelated to the operation, maintenance, repair, replacement or control of access to the Building, Common Areas and Land; and (xxi) wages, salaries or other compensation to officers of Landlord (or Landlord’s partners, Landlord’s agents, or any entity owning a direct or indirect interest in Landlord) that are not fairly allocable to the operation of the Building or Common Areas. There shall not be duplication in charges to Tenant by reason of the provision setting forth Tenant’s obligation to reimburse Landlord for Operating Expenses and any other provision in this Lease.

(E)       STATEMENT OF OPERATING EXPENSES.

(1)             Prior to December 1st of a particular calendar year, Landlord shall make a reasonable estimate of the Operating Expenses for the next calendar year (the “Expense Estimate”), and will furnish Tenant a written statement setting forth in reasonable detail the estimate of those Operating Expenses (the “Expense Notice”). For each calendar month of that next calendar year (beginning with January 1st after the date of the Expense Notice), Tenant shall pay to Landlord, as Additional Rent hereunder, one-twelfth (1/12th) of Tenant’s Pro Rata Share of the Expense Estimate (the “Tenant’s Monthly Share”) in advance, without deduction, set off or demand on the 1st day of each calendar month with Tenant’s payment of Basic Monthly Rental.

(2)           Within sixty (60) days after the end of the calendar year for which the Expense Estimate was made, Landlord shall furnish Tenant a statement setting forth in reasonable detail the actual Operating Expenses incurred by Landlord for the previous calendar year (the “Actual Expenses”). If the Actual Expenses are greater than the Expense Estimate, Landlord may increase Tenant’s Monthly Share for the ensuing calendar year to reflect the Actual Expenses, and Tenant will pay to Landlord, as Additional Rent within thirty (30) days after written demand therefor, Tenant’s pro Rata Share of the difference between the Actual Expenses and the Expense Estimate. If the Actual Expenses are less than the Expense Estimate, Landlord may reduce Tenant’s Monthly Share for the ensuing calendar year, or Landlord will credit Tenant’s overpayment for Operating Expenses against the next due payment(s) of Tenant’s Monthly Share.

(3)           Tenant or its agent shall have the right, for a period of one (1) year after Tenant’s receipt of the statement of Actual Expenses for the respective calendar year and upon giving reasonable notice to Landlord and during normal business hours, to review and inspect all of Landlord’s bills, invoices and records applicable to the Actual Expenses or to the Expense Estimate for that particular calendar year in order to verify the Operating Expenses. If the Landlord and Tenant determine after said review that an error has been made and the Tenant has been overcharged for Operating Expenses, then Landlord will refund the amount of the overcharge to Tenant within thirty (30) days after such determination. Under no circumstances will Landlord be responsible to Tenant for Tenant’s cost of said review of the Operating Expenses.

(4)           Tenant’s obligation to pay Landlord its Pro Rata Share of the Operating Expenses hereunder shall survive any expiration or termination of the Lease, and shall be adjusted and pro-rated for any portion of a calendar year occurring during the first or last Lease Year of the term hereof.

5.                                      BANKRUPTCY.

(A)            For purposes hereof, the following shall be deemed “Events of Bankruptcy” of Tenant: (i) if Tenant becomes “insolvent”, as defined in Title 11 of the United States Code, entitled “Bankruptcy”, 11 U.S.C. Section 101 et seq. (hereinafter called the “Bankruptcy Code”), or under the insolvency laws of any state, district, commonwealth or territory of the United States of America (“Insolvency Laws”); or (ii) if a receiver or custodian is appointed for any or all of Tenant’s property or assets, or if there is instituted a foreclosure action on any of Tenant’s property; or (iii) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws; or (iv) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing, or results in issuance of an order for relief against the debtor; or (v) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors.

(B)            Upon the occurrence of an Event of Bankruptcy, or if Tenant takes advantage of any Insolvency Laws, then in any such event Landlord at its option and sole discretion may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder involving Tenant as the subject debtor). If this Lease is terminated under this Section, Tenant shall immediately surrender and vacate the Demised Premises, waives all statutory or other notice to quit, and agrees that Landlord’s obligations under this Lease shall cease from such termination date, and Landlord may recover possession by process of law or in any other lawful manner. Furthermore, if this Lease terminates under this Section, Landlord shall have all rights and remedies against Tenant provided in case of defaults of Tenant in payment of rent.

(C)            If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease under this Section shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee’s assumption or rejection of this Lease within thirty (30) days after the date of the Trustee’s appointment; it being agreed that failure of the Trustee to give notice of such assumption hereof within said thirty (30) days period shall conclusively and irrevocably constitute the Trustee’s rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord “Adequate Assurance of Future Performance”, (as defined herein below). Landlord and Tenant hereby agree in advance that “Adequate Assurance of Future Performance”, as used in this Section, shall mean that all of the following minimum criteria must be met: (a) the Tenant or the Trustee must pay to Landlord, at the time the next payment of Rent is then due under this Lease, in addition to such payment of Rent, an amount equal to the next four (4) months Rent due under this Lease, said amount to be held by Landlord in escrow until either the Trustee or Tenant defaults in its payment of Rent or obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to the Trustee or Tenant within 30 days thereafter, if Tenant is not in default hereunder); (b) the Tenant or Trustee must agree to pay to Landlord, at any time the Landlord is authorized to and does draw on the funds escrowed pursuant to clause (a) of this Subsection 5(C) (iii) the amount necessary to restore such escrow account to the original level required by said provision; (c) Tenant must pay to Landlord all rentals and other sums payable by Tenant hereunder including also therein its share (as estimated by Landlord) of the cost of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Tenant), in advance of the performance or provision of such services, and (d) the Tenant or Trustee must agree that the use of the Demised Premises as stated in this Lease will remain unchanged, and that the assumption or assignment of this Lease will not violate or affect the rights of other Tenants in the Building. In the event Tenant is unable to: (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the Rents due under this Lease or any other payments required of Tenant under this Lease on time, or (iv) meet the criteria and obligations imposed by (a) through (d) above in this Section 5(C), then Tenant hereby agrees in advance that it has not met its burden to provide Adequate Assurance of Future Performance, and this Lease may be terminated by Landlord in accordance with Section 5(B) above.

(D)            It is further stipulated and agreed that, in the event of the termination of the term of this Lease by the happening of any such event described in this Section 5, Landlord shall forthwith, upon such termination, and any other provision of this Lease to the contrary notwithstanding, become entitled to recover as and for damages caused by such termination all amounts permitted by applicable law.

(E)             In the event that this Lease is terminated by notice and the Tenant shall thereafter seek protection under the Bankruptcy Code or any equivalent state Insolvency Laws or regulations, then the Tenant (if a debtor-in-possession) agrees to consent to any application by the Landlord to terminate the automatic stay provisions of the Bankruptcy Code or any Insolvency Laws on the grounds that there is no equity in the Lease as a result of the pre-petition termination notice.

6.                                      INSURANCE AND INDEMNITY; WAIVER OF SUBROGATION.

(A)            TENANT INSURANCE AND INDEMNITY. It is further understood, agreed and covenanted by and between the parties hereto that, except for the negligence or willful misconduct of Landlord Parties (as defined below), the Tenant will be responsible for any claim for damages arising from injury or any claim of death or injury to persons or damage to property, or any incident that occurs, at or upon said Demised Premises caused or occasioned directly or indirectly by Tenant’s or any Permittees’ use or occupancy of said Demised Premises, and that the Tenant will and does hereby defend, indemnify and hold harmless the Landlord, its partners and agents and its and their successors and assigns from and against any and all liability, damages, expenses, claims, suits, actions or causes or rights of action arising from or caused by any such damages or injury or claim for damages or injury (including death) to persons or property at or upon said Demised Premises during the Initial Term and any renewal or extension thereof. In confirmation thereof, the Tenant covenants and agrees that it will at all times during the term of this Lease, at its own expense, carry and maintain in full force and effect, in companies satisfactory to Landlord, Commercial General Liability insurance satisfactory to

Landlord, with limits of at least a $1,000,000.00 combined single limit, for bodily injury, including death, to any one or more person(s) in any single occurrence and for property damage, $2,000,000.00 aggregate and with $2,000,000.00 excess liability umbrella coverage or in such greater amounts of coverage as Landlord may from time to time reasonably require, naming the Landlord as additional insured. Each policy shall contain the Broad Form General Liability (with General Aggregate Amount & Per Occurrence Limit) Endorsement. In addition to the liability insurance coverage required herein, at all times during the Term of this Lease, Tenant shall, at its own cost and expense, carry and maintain in full force and effect Special Causes of Loss” or “All Risk” property fire and extended casualty insurance for the full replacement value of all leasehold improvements and betterments installed by Tenant in the Demised Premises, naming Landlord as additional loss payee. Each policy or a Certificate of Insurance showing the same to be in effect for a one (1) year period, shall be delivered to Landlord within thirty (30) days of the Commencement Date, and renewal certificates shall be delivered to Landlord at least fifteen (15) days prior to expiration of any such policy, and each such policy shall contain an endorsement requiring at least thirty (30) days prior written notice to all named insureds as to any cancellation, non-renewal or modification of any such policy. It is specifically covenanted and agreed by the Tenant that there shall be no abatement of Rent because of any damage caused by fire or other peril, except as provided in Section 9. The amount of such insurance shall not limit Tenant’s indemnity obligations under this Section 6 or under any other provision of this Lease. Tenant’s indemnity obligations under this section and elsewhere contained in this Lease shall survive expiration or termination of this Lease.

(B)            LANDLORD INSURANCE AND INDEMNITY. During the Term, Landlord shall obtain, maintain and keep in full force and effect not less than the following insurance: (i) Commercial General Liability insurance with combined limits of not less than $1,000,000 per occurrence, $2,000,000 in the aggregate, and with excess umbrella liability coverage of not less than $5,000,000 in all respects; (ii) “Special Causes of Loss” or “All Risk” property fire and extended casualty insurance for the full replacement value of the Building; (iii) rent interruption insurance; and (iv) at Landlord’s discretion, such other insurance policies as may be deemed reasonable and customary for substantially similar buildings, including but not limited to coverage for environmental risks. The insurance required of Landlord hereunder may be maintained by a blanket or master policy, which includes properties other than the Building and Land. It is further understood, agreed and covenanted by and between the parties hereto that, except for the negligence or willful misconduct of Tenant or its Permittees, the Landlord will be responsible for any claim for damages arising from injury or any claim of death to persons or damage to property at or upon the Building, Common Areas and Land caused or occasioned directly or indirectly by any act, omission, or negligence of Landlord, its agents, employees, contractors or Permittees, and that Landlord will and does hereby agree to defend, indemnify and hold harmless Tenant, its partners, officers, agents, and their successors and assigns from and against any and all liability, damages, expenses, claims, suits, actions or causes or rights of action arising from or caused by any such damages or injury or claim for damages or injury (including death) to persons or property at or upon said Building, Common Areas and Land. Landlord’s indemnity obligations under this section contained in this Lease shall survive expiration or termination of this Lease.

(C)            WAIVER OF RIGHT OF RECOVERY. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant for themselves and any and all Parties claiming under or through them, including without limitation their respective insurers, hereby mutually release, discharge, and waive against each other and their respective officers, directors, partners, members, employees, agents and affiliates any claims for loss or damage to any person or to the Demised Premises, Building, Common Areas, Land, and improvements, fixtures, equipment and any other personal property of either party that are caused by or result from risks insured against under any insurance policies carried by Landlord or Tenant and in force at the time of such damage and hereby waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof even though such loss or damage was caused by the act, omission, fault, negligence or misconduct of Landlord or Tenant and their respective employees, agents, contractors, invitees, or guests. Landlord and Tenant agree to obtain and maintain throughout the Term of the Lease endorsements to their respective “Special Causes of Loss” or “All Risk” coverage policies waiving the right of recovery or subrogation of their insurance companies against the other party and its agents and employees. Except to the extent expressly provided herein, nothing contained in this Lease shall relieve Landlord or Tenant of any liability to each other or to their insurance carriers which Landlord or Tenant may have under law or the provisions of this Lease in connection with any damage to the Demised Premises, Building, Common Areas, Land, improvements, fixtures, equipment, furniture, inventory and any other personal property of the other party by fire or other casualty. The provisions of this Section 6(C) shall apply only while waiver of subrogation is available, without additional cost, from insurance companies licensed in the State of Maryland. Landlord and Tenant agree to notify their respective insurance carriers of this provision and to notify each other in writing if there is a change in the availability of waiver of subrogation from their respective insurance carriers.

7.                                      SUBLETTING AND ASSIGNMENT.

(A)            It is further understood, agreed and covenanted by and between the parties hereto that the Tenant shall have no right to, and will not, transfer or assign this Lease, or sublet or transfer possession of said Demised Premises, or any part thereof, voluntarily, or involuntarily, whether by operation of law, in bankruptcy or otherwise, without the prior written consent of the Landlord. If Tenant desires to assign this Lease or to sublet the entire Demised Premises, then in any such event, the Landlord shall have the right (and such right is hereby expressly reserved unto Landlord) in its sole discretion, but not the obligation, by written notice given to Tenant within twenty (20) days from Landlord’s receipt of a written proposal for such assignment or sublease, to cancel and terminate this Lease and recover possession of the Demised Premises. Any assignment or subletting and any consent of Landlord thereto shall not release Tenant of any liability under this Lease, and shall not waive the obligation to obtain Landlord’s consent to any further assignment or subletting. Any assignment or subletting, including the use of the Demised Premises by the assignee or subtenant, shall be subject to all of the terms and provisions of this Lease. Tenant shall pay to Landlord, as Additional Rent within thirty (30) days of demand by Landlord therefor, all reasonable administrative review and processing fees, costs or expenses and including, without limitation, attorneys’ fees and other professional fees incurred by Landlord (or Landlord’s mortgagee) with respect to the review and consent or denial of consent of the foregoing.

(B)             With any request for Landlord’s consent to an assignment or subletting, Tenant shall provide Landlord a copy of the proposed instrument of assignment or sublease in form and content reasonably acceptable to Landlord and legally binding upon and enforceable against Tenant and the assignee or sublessee, together with such additional information as Landlord reasonably may require.

(C)             Notwithstanding anything herein above to the contrary, Landlord’s consent shall not be required and Landlord shall not have a termination right with respect to the subletting of all or a part of the Premises or the assignment of Lease by Tenant to a “Tenant Affiliate” (defined below), subject, however, to prior written notice being furnished by Tenant to Landlord providing (i) the name, address, state of incorporation and Certificate of Good Standing or foreign qualification, if applicable, from the Maryland State Department of Assessment and Taxation on behalf of such Tenant Affiliate; (ii) the name, title, address, phone and fax number of the proper authorized officer or agent of such Tenant Affiliate to receive any written notice to be issued by Landlord under the Lease; and (iii) written documents satisfactory to Landlord, in its reasonable judgment, to establish that any such proposed assignee or sub-lessee is a Tenant Affiliate. Such subletting or assignment shall be subject to all of the terms and provisions of this Lease and Tenant shall remain jointly and severally liable under the Lease along with such Tenant Affiliate (except to the extent that, as a result of a merger, the transferring “Tenant” ceases to exist). For purposes of this Section 7(C), the phrase “Tenant Affiliate” shall mean any legal entity owning Tenant, owned by Tenant or under common ownership, management or control with Tenant or which acquires and succeeds to ownership of all of Tenant’s business as a result of either (i) purchase of all or substantially all of Tenant’s assets, or (ii) purchase of all or substantially all issued and outstanding shares of capital stock in Tenant, or (iii) a merger, consolidation or public offering. Tenant further agrees to provide Landlord with satisfactory documents to establish that such proposed assignee or sub-lessee is a Tenant Affiliate at the time that Tenant furnishes written notice thereof as required herein.

8.                                      PAYMENT OF REAL ESTATE TAXES AND INSURANCE COSTS.

(A)             Tenant covenants and agrees that it will, during the entire Term of this Lease, pay to Landlord, as part of the Operating Expenses and in the manner described in Section 4 above, in addition to the Basic Annual Rental payable under Section 1(C) hereof, the Operating Expenses payable to Landlord under Section 4 hereof and the other sums payable by Tenant under the Lease, Tenant’s Pro Rata Share of any and all real estate taxes and assessments and similar impositions, general and special, ordinary and extraordinary, which may be levied, assessed or payable (for or allocable to periods of time within the term of this Lease and any renewal, extended and holdover term), upon the Building in which the Demised Premises are situated and/or the Land serving and/or on which is erected said Building, and including also all reasonable fees and expenses of attorneys, accountants and consultants and other expenses including but not limited to court costs and appeals, incurred by Landlord in contesting any such items (collectively, the “Impositions”). The amount of said Impositions (of which Tenant is to pay its Pro Rata Share, as aforesaid) as shown on the government-issued tax bills or assessment notices, shall be deemed conclusive evidence of the amount of said Impositions

(B)             Tenant hereby further covenants and agrees that it will, during the entire Term of this Lease, pay to Landlord, as part of the Operating Expenses, and in the manner described in Section 4 above, in addition to the Basic Annual Rental payable under Section 1(C) hereof and the other sums payable by Tenant under the Lease, Tenant’s Pro Rata Share of any and all premiums, costs, deductibles and other charges and expenses incurred, paid, accrued or absorbed by Landlord for or in connection with all policies of fire, extended coverage, hazard and general liability insurance and other insurance carried or maintained by Landlord on the Demised Premises and/or the Building and Land of which they form a part (collectively, the “Insurance Premiums”). The insurance with respect to which Tenant shall make said payments shall include without limitation rent interruption, fire and extended coverage, general liability with umbrella coverage, and supplemental equipment coverage (for boilers, pressure vessels, HVAC and electrical equipment) and all such other insurance coverages and in such amounts as are maintained by prudent owners of property similar to the Building, all as reasonably determined by Landlord. Landlord agrees to maintain and keep in full force and effect such insurance coverages as set forth herein and Landlord will, upon written request by Tenant, provide Tenant with a certificate evidencing such insurance coverage maintained by Landlord on the Demised Premises, Building, Common Areas, and Land of which they form a part.

(C)             Landlord agrees that it will pay the Impositions and the Insurance Premiums as same become due and payable (subject to Tenant’s reimbursements of its Pro Rata Share thereof, as aforesaid).

(D)             Failure of Tenant to pay to Landlord any such sums due under this Section 8 when due and after notice of Monetary Default shall constitute an Event of Default of Tenant under this Lease. The obligations of Tenant under this Section 8 shall survive any cancellation, expiration, or termination of this Lease, as regards any such payments due from Tenant hereunder as of the date of such cancellation, expiration, or termination or allocable to periods while this Lease is in force. The sums payable by Tenant under this Section 8 shall be appropriately adjusted, apportioned, and paid by Tenant for any fraction of a governmental tax year or insurance policy year occurring at the commencement and at the expiration of the term of this Lease.

9.                                      DAMAGE BY FIRE OR OTHER CASUALTY.

(A)             In the event that the Demised Premises should be damaged by fire or other casualty so that the same shall be rendered partially untenantable, such damage shall be repaired by the Landlord as promptly as is reasonably possible, and the Rent shall be abated (from the date of such damage until the damage is repaired) in the same proportion as the area of the Demised Premises rendered untenantable bears to the total area of the Demised Premises. The Landlord shall not be held liable in damages or otherwise for any delay in making or completing said repairs, whether or not caused by time necessary to settle insurance claims, nor strikes, acts of God or other casualties or any circumstances.

(B)             In the event that the Demised Premises shall be substantially (i.e., 40% or more of the demised space) destroyed or rendered totally untenantable, or if Landlord’s mortgage lender does not make adequate insurance proceeds available to Landlord to pay for the costs of repairs and restoration, then in any such event the Landlord shall have the option in its sole discretion of rebuilding the Demised Premises, or of not rebuilding the Demised Premises and instead canceling this Lease. The Landlord, in exercise of such option, shall determine whether or not to rebuild and shall notify Tenant of such determination in writing, within sixty (60) days after such damage or destruction. If Landlord shall determine to rebuild or repair such damage or destruction, Landlord agrees to make such repairs with reasonable promptness and dispatch, and the Rent shall abate (from the date of the damage or destruction until the repairs required of Landlord under this Section are Substantially Complete) in proportion to the area of said Demised Premises rendered untenantable. If the Landlord determines to rebuild as aforesaid, this Lease shall not be canceled, but instead shall remain in full force and effect and Tenant shall reoccupy the Demised Premises (and Rent abated as aforesaid shall again accrue and be payable) when the repairs required of Landlord under this paragraph are substantially complete. If Landlord elects to cancel this Lease under this paragraph, then Rent and all other sums payable by Tenant under this Lease shall be adjusted, pro-rated and paid by Tenant to the date of such damage. Any repair and restoration to be performed by Landlord under this Section 9 shall be limited to those portions of the Demised Premises which were constructed by Landlord; it being agreed that when Landlord completes its repairs thereof to be made pursuant to this Section 9, all Rent (if any) abated under this Section 9 shall again commence to be due and payable. Tenant, at its own expense, will repair or replace any damage to its furniture, merchandise, trade fixtures, equipment, personal property and other items belonging to Tenant if damaged or destroyed by fire or other casualty, and also all leasehold improvements or Alterations constructed by Tenant.

(C)             In the event that (i) the Demised Premises shall be substantially destroyed as defined above and Landlord elects to rebuild same (pursuant to Paragraph 9(B)), and if Landlord fails to restore said Demised Premises within two hundred and ten (210) days after the destruction or damage rendering the Demised Premises unsuitable for the normal conduct of Tenant’s Use therein, or if the Landlord’s insurance company determines and advises the parties that the Demised Premises cannot be repaired within two hundred and ten (210) days after the date of damage (such determination to be made and given within fifteen (15) days after request by either party), then in either such event Tenant (if it is not in an Event of Default under this Lease and if the damage was not caused by Tenant or its Permittees) at its option may terminate this Lease by giving written notice to Landlord within ten (10) days after the end of the two hundred and ten (210) day period aforesaid or within fifteen (15) days after receipt from the insurance company of its aforesaid determination as the case may be. However, Tenant’s notice of termination hereof shall be ineffective, null and void if Landlord completes the restoration of the Demised Premises within thirty (30) days from Landlord’s receipt of such termination notice.

(D)             Notwithstanding any provision herein above to the contrary, in the event the Demised Premises shall be totally destroyed or rendered totally untenantable as a result of fire or other casualty which occurs during the last six (6) months of the Term, or any renewal or extension thereof, and Tenant has not exercised any remaining unexpired renewal option under the Lease, then Tenant (if it is not in an Event of Default under this Lease and if the damage was not caused by Tenant or its Permittees) shall have the option to terminate this Lease, without penalty, by giving Landlord written notice thereof within thirty (30) days after the occurrence of such damage or destruction.

10.                        COMPLIANCE WITH LAWS, ETC.

Tenant, at its own expense, will promptly comply with, observe and perform all of the requirements of, and will obtain and maintain in force all licenses, permits and other authorizations required by, all of the statutes, ordinances, rules, orders and regulations, now in effect or hereafter promulgated, concerning the use or occupancy of the Demised Premises and/or the conduct of Tenant’s business, and whether required by federal, state, county or town governments and whether required of the Tenant or Landlord (collectively, “Laws”). The Tenant agrees that it will promptly comply, at its own expense, with all rules, orders and regulations of the county Fire Marshal or other governmental agency or authority having jurisdiction for the prevention of fire, and other hazards, applicable to said Demised Premises, or for the preservation of the Demised Premises, or the correction or abatement of nuisances or grievances for which either the Landlord or the Tenant may be responsible as a result of Tenant’s use and occupancy of the Demised Premises during the term of this Lease, and Tenant shall at its own expense comply with all rules, regulations and requirements of Landlord’s and Tenant’s insurance carriers concerning Tenant’s use and occupancy of the Demised Premises and conduct of its business therein (collectively, “Insurance Requirements”). Tenant shall not place or store in the Demised Premises, nor deposit in any utility lines thereof, any hazardous or toxic substances or material or any items which violate any applicable federal, state, or local environmental protection laws or the requirements of Landlord’s insurance carriers, and Tenant will indemnify, defend and hold Landlord harmless from all liability and expense arising from Tenant’s violation of this Section 10. Tenant’s obligation to indemnify, defend and hold Landlord harmless under this Section 10 of the Lease shall include any and all liability, losses, costs, damages, claims, cause or causes of action of whatsoever nature arising out of or in connection with Tenant’s breach or purported breach of Tenant’s compliance obligations applicable to the Demised Premises under the Americans with Disabilities Act of 1990 or any regulations promulgated thereunder, as the same may hereinafter be amended (collectively, the “ADA”), and under applicable life safety codes at any time during the term of the Lease (including any renewal or extension thereof).

11.                        NON-WAIVER OF BREACH.

The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, or to serve any notice, or to institute any action or summary proceedings, or otherwise to act as though this Lease had expired pursuant to any of the provisions of this Lease, shall not be construed as a waiver or relinquishment by Landlord for the future, of such covenant or option, or right thereafter to serve notice and to have this Lease expire under any provision of this Lease, but such covenant or option shall continue and remain in full force and effect. The receipt by Landlord of Rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made, unless expressed in writing and signed by Landlord or its duly authorized agent. The rights and remedies herein created are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

12.                               EVENT OF DEFAULT; REMEDIES; RELETTINGS; LEGAL COSTS; INTEREST; ACCORD AND SATISFACTION; CONCESSIONS; DEFAULT UNDER OTHER LEASES.

(A)             EVENT OF DEFAULT. It is hereby mutually covenanted and agreed, that that any or all of the following shall be an “Event of Default” by Tenant:

(i)                                     if Tenant should fail to pay promptly when and as due any payment of Basic Monthly Rental, Additional Rent or other sums payable by Tenant hereunder (a “Monetary Default”), and if such Monetary Default is not fully cured within five (5) business days after written notice thereof from Landlord to Tenant (except that Landlord need not give Tenant more than two (2) notices of non-payment of monthly rent installments in any one Lease Year, it being agreed an Event of Default shall exist without regard to such notice as concerns more than two (2) monthly rent defaults in a Lease Year); or if Tenant shall fail promptly and timely to keep and perform each and every covenant, condition and agreement not involving payment of money (a “Non-Monetary Default”) herein contained and on the part of Tenant to be kept and performed, and if such Non-Monetary Default is not fully cured within thirty (30) days after written notice from Landlord to Tenant (or within such additional time as reasonably needed to cure same if Tenant acts diligently to and does cure same promptly and holds Landlord harmless from all liability and expense arising from such default and the existence thereof is not a default under any deed of trust on the Demised Premises and does not materially adversely affect the value, safety or security of the Demised Premises nor cause disturbance to other tenants of the Building or neighboring buildings); or if Tenant fails to keep in force any insurance herein required and such default is not cured within five (5) business days after written notice, or if any act or omission of Tenant causes unreasonable interference with the use, occupancy or quiet enjoyment of any other tenant of the Building or of any neighboring building and is not abated within five (5) business days after written notice from Landlord; or

(ii)                                          if Tenant shall abandon or evidence any intention to abandon the Demised Premises and fail to pay any Rent due under the Lease; or,

(iii)                                       if the Tenant’s estate hereby created shall be taken on execution or other process or law; or

(iv)                                      if there shall occur any of the events described in Section 5 hereof which entitle Landlord to terminate this Lease pursuant to said Section 5;

(B)             REMEDIES. In each and every such Event of Default, from thenceforth and at all times thereafter, at the exclusive and absolute option and discretion of Landlord, the Tenant’s right of possession of the Demised Premises shall thereupon cease and terminate, and Landlord, in addition to its right to distrain for Rent, shall be entitled to the immediate possession of the Demised Premises and to remove all persons and property therefrom and to re-enter the same without further demand of Rent or demand of possession of said Demised Premises, with process of law and without becoming liable to prosecution therefor, any statutory or other notice to quit or of intention to re-enter being hereby expressly waived by Tenant; and in the event of such re-entry or retaking by Landlord, Tenant shall nevertheless remain in all events liable and answerable for the full Rent to the date of retaking or re-entry. Tenant shall also be and remain answerable in damages for the deficiency or loss of Rent which Landlord may thereby sustain in respect of the balance of the term; and in such case Landlord reserves full power, which is hereby acceded to by Tenant, to re-let said Demised Premises or any portion(s) thereof as Landlord may select, upon such terms and rentals as Landlord may deem proper (which re-lettings may be for a term lesser or longer than the term of this Lease, at Landlord’s exclusive discretion), all at the risk and cost and for the benefit of Tenant in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease, and such damages, at the option of the Landlord, may be recovered by it at the time of the retaking or re-entry, or in separate actions, from time to time, as Tenant’s obligation to pay Rent would have accrued if the term had continued, or from time to time, as said damages shall have been made more easily ascertainable by relettings of the Demised Premises, or such action by Landlord may at the option of Landlord be deferred until the expiration of the term, in which latter event the cause of action shall not be deemed to accrue until the date of the termination of said term.

(C)             RELETTINGS. If Landlord retakes the Demised Premises after an Event of Default, then Landlord shall make commercially reasonable efforts to re-let the Demised Premises in order to mitigate the damages that may be owed by Tenant, in which case, Landlord shall not be liable for any failure to actually re-let the Demised Premises. All rents received by Landlord in any such reletting shall be applied first to the payment of such expenses as Landlord may have incurred in recovering possession of the Demised Premises and in reletting the same, including also brokerage commissions and fees and costs of renovations and alteration of the Demised Premises, second, to the payment of any costs and expenses incurred by Landlord, including also making necessary repairs to the Demised Premises or in curing any default on the part of Tenant in any covenant or condition herein made binding upon Tenant, and, last, any remaining rent shall be applied toward the payment of Rent due from Tenant under the terms of this Lease, with interest at the rate of fifteen percent (15%) per annum or at the highest lawful rate under then applicable Maryland laws, whichever is less, and Tenant expressly agrees to pay any deficiency then remaining. Landlord, however, at its option, may refrain from terminating Tenant’s right of possession, and in such case may enforce against Tenant the provisions of this Lease for the full term thereof.

(D)             LEGAL COSTS. In any action or proceeding which the Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the unsuccessful party therein agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action. In any situation in which a dispute is settled other than by action or proceeding, the parties shall pay their respective costs and attorneys’ fees relating thereto. If Landlord is the prevailing party in any action or proceeding against Tenant, then Tenant’s payment of Landlord’s costs and attorneys’ fees relating thereto shall be considered a payment of Additional Rent.

(E)              INTEREST. If a Monetary Default by Tenant occurs under any terms of this Lease, Tenant shall pay Landlord, in addition to the amount so in default and any Late Charges that may be applicable, interest at the rate of fifteen percent (15%) per annum, or the highest lawful rate, whichever is less (the “Default Interest Rate ”), from the date the payment was due until the date Landlord receives said payment. If a Non-Monetary Default by Tenant occurs under any provisions of this Lease, Landlord at its sole option and discretion may take the action to cure such Non-Monetary Default (without any obligation to do so) in addition to and without waiving any other remedies, and Tenant will reimburse Landlord promptly on demand for all reasonable costs incurred by Landlord plus interest at the Default Interest Rate from the date Landlord pays for such incurred costs until the date Landlord receives payment from Tenant.

(F)               ACCORD AND SATISFACTION. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to or support or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection herewith, to be applied in such amounts and in such order as Landlord may determine at its sole option.

(G)             CONCESSIONS. Any abatements of Rent or other economic incentives (such as moving allowances, the cost of performing Landlord’s Work, brokerage fees, or any other cash payments or allowances) actually made by Landlord to or on behalf of Tenant in conjunction with this Lease (the “Concessions”) are subject to the condition that during the Initial Term of the Lease, Tenant will faithfully comply with all of the terms and conditions of the Lease. If, after an Event of Default, Landlord terminates the Lease and takes possession of the Demised Premises to mitigate its damages, then Tenant shall reimburse Landlord as Additional Rent for the cost of the Concessions multiplied by a fraction, the numerator of which shall be the number of months remaining in the Initial Term after the Event of Default occurs, and the denominator of which shall be the number of months in the Initial Term of this Lease. Provided, however, that any such reimbursement of the cost of Concessions shall not result in any duplicative recovery of damages by Landlord.

(H)            DEFAULT UNDER OTHER LEASES. It is further understood and agreed that if Tenant is in default or breach beyond any applicable grace or cure periods under any other lease or leases between Tenant as tenant and Landlord or any partnership, joint venture, corporation or other entity or parties affiliated with Landlord in which Landlord’s partners or any of them has an ownership interest, then in any such event such default or breach shall constitute an Event of Default by Tenant under this Lease at the option and exclusive discretion of Landlord, entitling Landlord to exercise any or all rights and remedies provided herein (including without limitation those in Section 12 hereof), in addition to and without limitation of any rights and remedies under such other lease(s).

13.                               LANDLORD’S LIABILITY.

If Landlord shall sell, convey or otherwise transfer or dispose of the Demised Premises and/or the Building in which same is located, and if the purchaser then assumes all obligations of the Landlord under this Lease (including the obligations of Landlord accruing prior to such transfer), then the undersigned Landlord shall be deemed to be released of all obligations hereunder accruing on and after the date of the transfer or other disposition of the Demised Premises, effective from and after the date of such transfer. Landlord’s liability under this Lease shall be limited to its ownership interest in the Building and any proceeds from the sale thereof. However, in no event shall any partners in Landlord ever have any personal liability under this Lease, nor may this Lease be enforced against any such partners in Landlord, nor shall Tenant have any recourse to any assets or properties of any partners in Landlord for enforcement of any provisions of this Lease, except in the event that the proceeds from sale of the Building have been transferred or distributed from Landlord to such partners.

14.                               TENANT’S SIGNS.

Tenant shall have the right, with Landlord’s consent, to install signage on the Building, in compliance with all Laws and covenants applicable to Seneca Meadows Corporate Center, identifying Tenant as the occupant of the Building. Tenant shall not place any signs or other forms or kinds of advertising in or about the Demised Premises, which may be visible from the exterior thereof, without Landlord’s prior written consent in each instance. Any signs installed by Tenant shall be installed at its own expense and in compliance with all applicable Laws, and shall be removed by Tenant by the expiration or termination hereof, with all damage to Landlord’s property repaired by and at the expense of Tenant.

15.                               LANDLORD’S SIGNS.

Unless Tenant shall have timely exercised any operative renewal option rights under this Lease, Tenant agrees that Landlord and its agents shall have the right to place a “For Lease” sign in the front or exterior of the Demised Premises at all times during the last six (6) months of the term hereof, and a “For Sale” sign at any time, provided said signs do not block the visibility of Tenant’s signs and do not interfere with Tenant’s use of the Demised Premises. Tenant will not disturb or obstruct visibility of any such signs. In the event any Building monument signage is made available by Landlord to tenants of the Building, then Landlord, at Landlord’s cost and expense, shall furnish and install a slot with Tenant’s name and logo on such Building monument signage.

16.                               ENTRY AND ACCESS.

(A)             Tenant further agrees that the Landlord and/or its representatives, contractors and employees shall have the right at all reasonable times, during business hours, upon prior notice and if accompanied by an escort of Tenant, if Tenant so desires, and at any time without notice or escort in emergencies, to enter upon the Demised Premises to inspect the same or make engineering surveys, exploratory excavations, repairs, alterations and additions, and to perform any work required of Landlord under this Lease or which Landlord deems necessary for the safety or preservation of the Demised Premises or of the Building, including also any work required of Tenant in respect of which Tenant is in an Event of Default. Unless Tenant shall have timely exercised any operative renewal option rights under this Lease, Tenant also agrees to permit Landlord and/or its agents to show the Demised Premises to prospective tenants at all reasonable times after prior notice and accompanied by an escort of Tenant during the last six (6) months of the term hereof and any time after Tenant has given Landlord notice of termination of this Lease under any provision hereof entitling Tenant to do so, or if Tenant is in an Event of Default or subject to any Events of Bankruptcy.

(B)             If Tenant shall have vacated and abandoned the Demised Premises, then the Landlord and/or its representatives, contractors and employees shall have the right to enter the Demised Premises, by force or otherwise if necessary and without being liable therefor, and without in any manner affecting Tenant’s obligations under the Lease. The exercise of such reserved right by Landlord shall not be deemed a disturbance of Tenant’s right of Quiet Possession under the Lease, shall not affect Tenant’s obligation to pay Rent under the terms of the Lease, shall not be deemed to constitute actual or constructive eviction, and shall not subject Landlord to any liability to Tenant therefor.

17.                               EMINENT DOMAIN.

Tenant agrees that if the said Demised Premises, or any part thereof, shall be taken, condemned or acquired for public or quasi-public use or purpose by any competent authority, whether by condemnation proceedings, lease or purchase, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation, lease or purchase; it being agreed that the full amount of such award, or other proceeds, if any, made or paid by the taking authority shall be paid to and retained by Landlord free of any claim by Tenant to any portion thereof; and all right of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Should all or a substantial part of the Demised Premises be so taken or acquired, the term of this Lease shall cease and terminate from the date of the taking, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or for any other matters. All Rent and other sums payable by Tenant hereunder shall be adjusted and paid by Tenant to the date on which Tenant is required, by said taking authority, to surrender possession of said Demised Premises. However, if the portion of the Demised Premises so taken or acquired does not render the Demised Premises unusable for the purposes herein permitted, then this Lease shall not terminate, but shall continue in effect with the Rent reduced in proportion to the area of the Demised Premises so taken or acquired. Notwithstanding the foregoing provisions of this Section 17, Tenant shall have the right at its own expense, and in a separate action from Landlord’s condemnation proceedings, to pursue against the condemning authority claims for Tenant’s relocation expenses and other losses (excluding loss of the leasehold) necessitated by such taking of the Demised Premises, provided that no such claim of or award to Tenant shall reduce, delay, interfere with or otherwise in any manner adversely affect any claims of or award to Landlord for taking of Landlord’s interest in the Demised Premises, this Lease, the Building, the Land appurtenant thereto or any other claims to which Landlord is entitled.

18.                               CONSENT.

Whenever the consent or approval of the Landlord or Tenant is required under this Lease, such consent will not be unreasonably withheld, conditioned or delayed, except as otherwise herein provided for exclusive discretion given to Landlord. The party giving its consent, or the reasons for not giving consent, shall respond in writing to the other party’s request for consent within ten (10) business days of its receipt of such request (but shall not be deemed to grant such consent nor to waive any rights by failing to respond within said period).

19.                        TENANT’S PROPERTY.

The Tenant further covenants and agrees that all personal property in and upon the Demised Premises shall be and remain there at Tenant’s sole risk, and the Landlord and its partners, agents and employees (collectively, “Landlord Parties”) shall not be liable for any damage to or loss of any personal property arising from any acts or negligence of any other persons, nor from the leaking of the roof, nor from the bursting, leaking or overflowing of water, sewer or steam pipes, nor from heating or plumbing fixtures, nor from the handling of electric wires or fixtures, nor from any other cause whatsoever, nor shall the Landlord or any Landlord Parties be liable for any injury to the person of the Tenant or other persons in or about the Demised Premises, (unless and only to the extent caused solely by the negligence or willful misconduct of the respective Landlord Parties); the Tenant expressly agreeing to save the Landlord harmless in all such cases and to carry public liability insurance in a company as provided in Section 6 hereof. Tenant covenants and agrees that it will not operate any machinery in the Demised Premises which may cause unreasonable vibration or damage to the Demised Premises or unreasonably disturb or annoy other tenants, nor to use a loud speaker or any other device nor conduct any activity in or at the Demised Premises which can be heard outside the Demised Premises. No storage of any kind will be allowed on the exterior of the Building or on the Common Areas serving the Building.

20.                               SUBORDINATION.

Tenant further covenants and agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to the lien of any mortgage or deed of trust encumbrance or encumbrances now or at any time hereafter placed upon said Demised Premises by Landlord, and to any and all renewals, modifications, consolidations, recastings, refinancings and replacements thereof (collectively or separately the “Financing”). It is the intention of the parties that this provision be self-operating and that no further instrument shall be required to effect such subordination. The Tenant, however, does hereby agree to execute and deliver to Landlord or its mortgagees within ten (10) days after each written request any and all instruments necessary to effect such subordination which the Landlord or its mortgagees may request or require. Notwithstanding the subordination of this Lease as aforesaid, any present or future mortgagee or beneficiary under any mortgage or deed of trust covering such Financing at its option may require that this Lease shall be senior in lien to such mortgage or deed of trust, and that this Lease shall not terminate in the event of foreclosure of any such mortgage or deed of trust. Tenant covenants and agrees in the event of foreclosure of any such mortgage or deed of trust, within ten (10) business days after each request of the purchaser or mortgagee, to attorn to the purchaser upon such foreclosure sale and to recognize such purchaser as the landlord under this Lease (provided such purchaser or mortgagee expressly recognizes Tenant’s occupancy and assumes Landlord’s obligations to Tenant hereunder), and Tenant agrees to execute and deliver at any time, within ten (10) business days after request of Landlord or of any such mortgagee any instrument which may be necessary in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure. However, provided Tenant is not in an Event of Default hereunder nor subject to any one (1) or more Events of Bankruptcy, Landlord agrees to exercise reasonable efforts (at Tenant’s expense if requested to do so by Tenant) to arrange for Landlord’s mortgagee to join with Tenant (and with Landlord if the mortgagee so requires) in executing a commercially reasonable non-disturbance, subordination and attornment agreement in form and content satisfactory to the mortgagee, whereby such subordination of this Lease to Landlord’s deeds of trust is confirmed but the mortgagee agrees that this Lease and Tenant’s rights hereunder (including the right to possession, use and enjoyment of the Demised Premises) will not be materially and substantially disturbed by such mortgagee or any foreclosure purchaser so long as Tenant is not in an Event of Default under this Lease, and whereby Tenant grants the attornment mentioned above (such agreement being sometimes hereinafter referred to as an “SNDA”). However, neither the refusal of any existing mortgagee to join in any such agreement nor Landlord’s inability to cause same to be done shall in any respect affect this Lease or Landlord’s rights or Tenant’s obligations hereunder. Any mortgagee or foreclosure purchaser or their successors in interest shall not (a) be bound by any prepayment of Rent or other sums more than thirty (30) days in advance paid by Tenant to any prior landlord (including Landlord), nor (b) be bound by any amendment to this Lease or by any waiver or forbearance by any prior landlord (including Landlord) made without prior written consent of such mortgagee, nor (c) be liable for any act, omission or default of any prior landlord (including Landlord), nor (d) be subject to any offsets or defenses Tenant may have against any prior landlord (including Landlord), nor (e) be accountable hereunder for a Security Deposit posted by Tenant hereunder (except to the extent received by such mortgagee or foreclosure purchaser, as the case may be). Any mortgagee of Landlord shall be discharged of all obligations hereunder which may have arisen from its becoming a mortgagee in possession, and landlord, or otherwise after such mortgagee disposes of its interest in the Demised Premises. A sample of Landlord’s existing mortgagee’s form SNDA and form “Estoppel” are attached hereto as Exhibit “G” and Exhibit “H”, respectively. Notwithstanding any other provision in this Section 20 to the contrary, the subordination of this Lease to any future Financing shall be conditioned upon Landlord delivering to Tenant a commercially reasonable SNDA for each future mortgage hereafter encumbering the Building, which SNDA Tenant agrees to promptly execute.

21.                               FIRE INSURANCE.

Tenant will not carry on any activity in the Demised Premises, or do or permit anything to be done therein, which is contrary to any law, ordinance, order or regulation of the federal, state, county or municipal government, or of any board, agency or department thereof; and Tenant shall not permit nor do anything which would increase the Basic Rate (as defined below) of the Landlord’s fire insurance on the Building as established by the appropriate agency having jurisdiction. For purposes of definition herein, the “Basic Rate” shall be such rate as published by the said appropriate agency, exclusive, however, of any excess or surcharges appended thereon by virtue of or directly attributable to so-called faults of management. If Tenant’s use or occupancy of or business at the Demised Premises causes an increase in the final rate of Landlord’s insurance on the Building or the Demised Premises over and above the Basic

Rate for construction of this type occupied for the purposes permitted hereunder, then Tenant, upon written notice from Landlord, shall immediately take all necessary steps to eliminate the excess charge attributable to such faults of management. Should Tenant refuse or fail to take such action as may be necessary to eliminate the cause for said excess charges, Tenant shall pay to Landlord on demand as Additional Rent, that portion of the aforesaid fire and extended coverage insurance premium caused by such excess charge on all outstanding insurance carried on the Demised Premises and/or the Building of which same are a part.

22.                               PARKING AREAS.

(A)             Landlord shall provide free, on-site surface parking for the use in common of all tenants in the Building at the rate of approximately three and one-half (3.5) parking spaces per 1,000 square feet of rentable area in the Building. Landlord, at its sole cost and expense, agrees to designate up to five (5) parking spaces from Tenant’s allotment as “Reserved” for the benefit of Tenant and/or its guests and invitees. However, Landlord shall not be responsible for ensuring that those spaces are used exclusively by Tenant and/or its guests and invitees.

(B)             Tenant further agrees to keep the parking area in front of the Demised Premises (between the Building line and public property) clean and free of Tenant’s and its invitees’ merchandise, property, abandoned vehicles and equipment, at its own expense. In the event that Tenant shall fail to abide by the foregoing provisions of this Lease, and it becomes necessary for Landlord to perform same, Tenant agrees, after written notice from Landlord and an opportunity to cure, to reimburse the Landlord for such reasonable expenses and costs occasioned by the Tenant’s neglect.

23.                               PLATE GLASS.

Tenant agrees, at its own expense, to replace all plate glass doors, windows and partitions of the Demised Premises with glass of like kind and quality if such glass is cracked, broken or otherwise damaged by causes other than those insured against and covered by the insurance policies carried on the Building (as referenced in Section 8(B)).

24.                               NOTICES.

(A)             All notices required or desired to be given under this Lease must be in writing, and sent via certified or registered U.S. Postal Service First Class Mail, return receipt requested, postage prepaid, or by express or overnight courier service, addressed if to Landlord at 20457 Seneca Meadows Parkway, Germantown, Maryland 20876, and if to Tenant at the Demised Premises, or to such other address as either party itself may from time to time designate to the other by like notice given at least ten (10) days before the date such address change is effective. All such mailed notices shall be deemed properly given if given as aforesaid and deposited in a United States post office or mailbox. The date of giving such notices shall be deemed to be the second business day after the date of deposit thereof as aforesaid as concerns mailed notices, or the date of receipt by the addressee or attempted delivery to the address in the case of notices sent by courier.

(B)             Written notice shall be given to Landlord, pursuant to Section 24(A) above, for any (i) change of name of Tenant or any Guarantor under the Lease; (ii) change of organizational structure of Tenant or any Guarantor under the Lease; (iii) permission by Tenant to a third party to use all or a portion of the Demised Premises; (iv) encumbrance of this Lease or of the Demised Premises by Tenant or any Guarantor under the Lease; (v) appointment of a receiver or trustee of any of Tenant’s property or property of any Guarantor of Tenant; (vi) assignment or sale in bankruptcy or insolvency of Tenant or any Guarantor of Tenant; or (vii) transfer of majority control of Tenant or any Guarantor of Tenant under this Lease by any means, including operation of law, to parties or entities other than those maintaining majority control on the date of execution of this Lease. Said notice to Landlord shall be accompanied by the following, as applicable: (i) the new name of the organizational entity, address, state of organizational formation, and Certificate of Good Standing or foreign qualification, if applicable, from the Maryland State Department of Assessment and Taxation on behalf of Tenant or any Guarantor of Tenant under this Lease; (ii) the name, title, address, phone number, fax number and email address of the proper authorized officer or agent of such Tenant or Guarantor of Tenant under this Lease to receive any written notice to be issued by Landlord under the Lease; (iii) name, address and contact information for any parties or entities that maintain majority control of Tenant or any Guarantor of Tenant under this Lease subsequent to the date of execution of this Lease; and (iv) written documents satisfactory to Landlord, in its reasonable judgment, to evidence any such name change, change of organizational entity, any encumbrance, transfer or assignment of all or any part of Tenant’s interest in this Lease or in the Demised Premises, or the transfer of majority control of Tenant or any Guarantor of Tenant under this Lease, together with such additional information as Landlord reasonably may require.

25.                               TENANT ESTOPPEL CERTIFICATES; LANDLORD CURE RIGHTS.

(A)             TENANT ESTOPPEL CERTIFICATES. Tenant shall, without charge therefor, at any time and from time to time, within ten (10) days after request from Landlord (but in no event more than two (2) times in any calendar year), execute, acknowledge and deliver to Landlord a written estoppel certificate (in form and contents reasonably requested by Landlord), certifying to Landlord and/or any mortgagee, assignee of a mortgagee, any master landlord or any purchaser of the Building or Demised Premises, or any other party designated by Landlord, as of the date of such estoppel certificate, as to all or such of the following matters as reasonably requested by Landlord, to the extent such matters then are the case (and if not, then stating all details to the contrary thereof), namely: (a) that Tenant has unconditionally accepted and is occupying the Demised Premises covered by this Lease; (b) that the Demised Premises have been completed as required by the terms of this Lease; (c) that the Lease is in full force and effect, and that no known Events of Default now exist thereunder; (d) that this Lease constitutes the entire agreement between Landlord and Tenant and has not been modified; (e) that the Lease Rents are now being paid on a current basis, and the date to which any Rent has been paid in advance; (f) that Landlord has fulfilled all of its duties of an inducement nature, and neither Landlord nor Tenant is in an Event of Default under the Lease; (g) that in the event the Tenant receives written notice from Landlord’s mortgagee stating that a default has occurred under its deed of trust loan, and that the mortgagee requires payment of rent to it, then the Tenant will thereafter remit all Rent payments as directed and to the address set forth in such written notice; (h) that there are no off-sets or credits against Rents, and Rents have not been prepaid more than thirty (30) days in advance; (i) that Tenant has received no notice of a prior assignment, or pledge of Rents, under this Lease; (j) complete details of any matters of which Tenant has knowledge or which Tenant claims, which are contrary to the statements contained in clauses (a) through (f) inclusive, (h) and (i) of this Section; (k) the commencement and expiration dates of the then operation term hereof, and of any then exercised renewal terms; such other matters concerning this Lease, the parties hereto and/or the Demised Premises as Landlord may reasonably request; and (m) that Tenant understands such Estoppel Certificate is being relied on by the mortgage lender or purchaser requesting same as an inducement to its loan or purchase.

(B)             LANDLORD CURE RIGHTS. Landlord shall not be deemed to be in default under any of its obligations under this Lease unless (a) Tenant has given to Landlord (and to each of Landlord’s mortgagees of whom Tenant has been given written notice of such mortgagee’s name and address) written notice of such Landlord default, and (b) such default of Landlord has not been cured by Landlord or its mortgagee within thirty (30) days after their receipt of such notice or within such additional time as may reasonably be necessary to cure same if Landlord or its mortgagee acts with commercially reasonable diligence to cure same (provided, that such mortgagee shall have such additional time to cure same as may be necessary to enable it to exercise any rights under its deed of trust and other loan documents, including foreclosure and acquisition of control and/or possession of the Demised Premises and Building). The cure periods aforesaid afforded Landlord and its mortgagees shall be further extended by all delays in such cure actions caused by fire or other casualty, strikes, lockouts or other labor troubles, shortages of equipment, materials or utilities, power outages, acts of God or the public enemy, vandalism, governmental requirements, action or inaction or other causes not reasonably within their control. Tenant shall not be entitled to exercise any legal, equitable, or other remedies for any default of Landlord unless same remains uncured beyond the grace period after receipt of written notice as aforesaid. Landlord shall not be deemed in default under this Lease, if Landlord or its mortgagee(s) cure(s) such default within the applicable grace period after notice as aforesaid. Tenant’s rights and remedies with respect to any default of Landlord hereunder shall be subject to the terms and provisions of this Lease, and in no event shall include any right of Tenant to self-help or to perform any work on behalf of Landlord, nor any right of Tenant to withhold or to any abatement or setoff with respect to any Rent or other sums payable by Tenant under this Lease, nor any right to terminate this Lease.

26.                               MORTGAGEE REVISIONS.

If requested by Landlord’s mortgage lender, Tenant agrees to join with Landlord in executing such amendments to this Lease as such lender may require, provided same do not increase the rentals or other amounts payable by Tenant hereunder, nor materially alter Tenant’s rights and/or obligations or Landlord’s rights and/or obligations under this Lease.

27.                               QUIET POSSESSION.

Landlord covenants and agrees with Tenant that upon Tenant’s paying the Rent and Additional Rent and observing and performing all terms, covenants and conditions of this Lease on Tenant’s part to be performed, Tenant shall during the term of this Lease have quiet possession of the Demised Premises (subject, however, to all terms, conditions and provisions of this Lease), without interference by Landlord.

28.                               MISCELLANEOUS GENERAL PROVISIONS.

(A)          JOINT AND SEVERAL. In case two (2) or more persons or parties shall constitute the Tenant hereunder, the covenants, obligations, and agreements herein made binding upon the Tenant shall be the joint and several obligations of all such persons and parties.

(B)          ENTIRE AGREEMENT. This Lease, including the exhibits referenced herein and annexed hereto, constitutes the entire agreement of the parties in respect of the Demised Premises thereby leased, and there are no oral agreements between the parties. This Lease cannot be modified or amended, except by written instrument executed by Landlord and Tenant.

(C)          WAIVER OF JURY TRIAL. The Tenant and Landlord waive all right to trial by jury in any proceeding which may be instituted by one party against the other party in respect of the Demised Premises or this Lease.

(D)          SEVERABILITY. If any provision of this Lease shall at any time be finally adjudicated to be invalid or illegal by any court of competent jurisdiction, this Lease shall not be invalidated thereby; and in such event this Lease shall be read and construed as if such invalid or illegal provision had not been contained herein, but only to the extent same is so adjudicated to be invalid or illegal.

(E)           HEADINGS. The paragraph or section captions hereof are for convenience of reference only and shall not limit or affect the provisions hereof.

(F)            MINIMUM TEMPERATURE. Unless due to a problem beyond Tenant’s reasonable control, Tenant at its own expense agrees to maintain the temperature level in the Demised Premises at a level sufficient to prevent freezing of or damage to any water or sprinkler pipes or lines in or serving the Demised Premises.

(G)          BUSINESS DAYS. For purposes hereof, the phrase “business days” shall mean Mondays through and including Fridays, excluding holidays on which federal government and Maryland State government offices are closed.

(H)         AUTHORITY OF PARTIES. Landlord and Tenant represent to each other that each is duly organized, validly existing and in good standing under the laws of their respective states of formation, and that each of the individuals signing this Lease on behalf of Landlord and Tenant have the full right, power, capacity and authority to execute and deliver this Lease as a binding and valid obligation of the Landlord and Tenant as the case may be hereunder.

(I)              APPLICABLE LAW. This Lease shall be construed under the laws of the State of Maryland, without regard to choice of law or conflict of laws principle.

(J)              INTERPRETATION. The parties confirm they have been represented by their own counsel in the negotiation and preparation of this Lease and no provision of this Lease shall be construed against Landlord based on any rules of construction which assume that Landlord has prepared this Lease or that same should be construed against the party preparing same.

(K)          LANDLORD APPROVAL. All powers of approval given to Landlord under this Lease, and exercise thereof, are solely for its benefit and do not constitute any representation or warranty from Landlord.

(L)           DRAFT NOT BINDING. Submission of this Lease in any number of drafts unexecuted by Landlord and Tenant shall not constitute a reservation of or option for lease, nor shall any negotiations between Landlord and Tenant constitute a legally binding obligation of Landlord and Tenant of any kind; it being agreed that this Lease shall only be binding upon Landlord and Tenant when fully executed by Landlord and Tenant with a counterpart fully executed original hereof received by each of said parties.

(M)       BINDING EFFECT. The provisions of this Lease shall bind, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and (subject to Section 7 hereof) assigns.

(N)          GENDERS; PRONOUNS. Wherever required in the context, the singular number shall include the plural number, the plural number shall include the singular number, and the use of any gender shall be deemed to include all genders. It is understood and agreed that the relationship between Landlord and Tenant created by this Lease is that of landlord and tenant only and no other and they shall not be deemed partners or agents of the other party hereto.

29.                               RENEWAL OPTION AND RENEWAL TERM; RENEWAL RENTAL.

(A)          RENEWAL OPTION AND RENEWAL TERM. Provided that no Event of Default of Tenant exists under this Lease at the time of exercise of any renewal option, or at time of commencement of any renewal term, the Tenant shall have the right and option (the “Renewal Option”) to renew and extend the Term of this Lease for one (1) additional consecutive period of five (5) years (the “Renewal Term”), commencing therefor at 12:01 a.m. on the day immediately following the expiration date of the Initial Term hereof. The Renewal Option may be exercised only by written notice from Tenant to Landlord given at least twelve (12) months prior to the expiration of the then current Term hereof (the “Renewal Notice”). Such Renewal Term shall be upon the same terms and conditions of this Lease, except that Landlord shall not be obligated to pay for or grant Tenant any allowance for any work, perform any Alterations, leasehold improvements or any other work for Tenant in the Demised Premises during or with respect to the Renewal Term. The Renewal Option right herein shall apply only with respect to the entire Demises Premises under this Lease, and shall not be assignable by Tenant (other than to a Tenant Affiliate as defined herein) without Landlord’s prior written consent in each case.

(B)          RENEWAL RENTAL. Basic Annual Rental during the first (1st ) Lease Year of each such Renewal Term shall be at Ninety-Five percent (95%) of the prevailing market rate (including also annual escalations, other additional charges and market concessions) as reasonably determined by Landlord and Tenant for other comparable space in the Gaithersburg and Germantown and sub-market (the “Renewal Rental”). Notwithstanding the foregoing, the Renewal Rental payable by Tenant during the first (1st) Lease Year of such Renewal Term shall not exceed One Hundred Fifteen percent (115%) nor be less than Eighty-Five percent (85%) of the Basic Annual Rental payable during the final Lease Year of the Initial Term (adjusted for a full Lease year), and the annual escalations shall not be greater than four percent (4%) nor less than three percent (3%) per year during the Renewal Term. Landlord shall notify Tenant in writing as to Landlord’s reasonable, good faith determination of the Renewal Rental and annual escalation within ten (10) business days after written request by Tenant for such information, which request shall be made by Tenant not earlier than fourteen (14) months before the expiration of the then operative Term of the Lease. Landlord’s determination of the Renewal Rental shall be final and binding in fixing the Renewal Rental and annual escalation, unless, within fifteen (15) days after receipt of Landlord’s determination of the Renewal Rental, Tenant notifies Landlord in writing that it disagrees with Landlord’s determination and Tenant shall, in good faith, propose a specific alternative Renewal Rental and/or annual escalation. In such event, Landlord and Tenant shall endeavor in good faith to reach agreement on the Renewal Rental and annual escalation within the next thirty (30) days. If the parties are still unable to agree on the Renewal Rental and annual escalation, then the Renewal Option shall be void. Basic Annual Rental shall be payable during each operative Renewal Term in the manner as prescribed in this Lease. In addition to the Renewal Rental and annual escalation thereof as determined pursuant to this Section 29(B), Tenant shall pay to Landlord, at the times indicated in the Lease, the Operating Expenses, Additional Rent and other sums required to be paid by Tenant pursuant to the terms of this Lease.

30.                               REMOVAL BY TENANT.

By the expiration of the Initial Term (or any duly exercised renewal term, as the case may be), or any termination of this Lease, Tenant shall have removed from the Demised Premises all of Tenant’s and its assignees’ and subtenants’ merchandise, furniture and other personal property (excluding any items which belong to Landlord or which are not to be removed by Tenant, as elsewhere provided), and Tenant at its own expense will promptly repair any damage done to the Demised Premises or the Building of which same are a part by installation or use thereof or by any such removal, reasonable wear and tear excepted. Any of Tenant’s property not removed by the expiration or termination of this Lease shall, at Landlord’s option, be deemed abandoned and may be retained, disposed of or otherwise dealt with by Landlord as it deems fit (and all at the risk, cost and expense of Tenant); provided, that if Landlord terminates this Lease upon less than thirty (30) day notice after an Event of Default, Tenant shall have a reasonable amount of time after such termination (not to exceed twenty (20) days) to remove its property.

31.                               INTENTIONALLY DELETED.

32.                               BROKERAGE.

Landlord and Tenant recognize Scheer Partners, Inc., Tenant’s broker, as the sole real estate broker in connection with this Lease (the “Broker”). Landlord agrees to pay the Broker a leasing commission for procuring this Lease pursuant to a separate written commission agreement executed by Landlord and Broker. Landlord and Tenant represent and warrant to each other that each has not engaged or dealt with any other real estate broker or agent in connection with this Lease other than the Broker. Each party agrees to indemnify, defend, and hold harmless the other from any commission or other related claims, including court costs and reasonable attorneys’ fees, which the other party may suffer, incur or be made a party to as a result of any misrepresentation regarding other brokers used in connection with this Lease.

33.                               RULES AND REGULATIONS.

Tenant and its Permittees shall at all times abide by the Rules and Regulations attached hereto as Exhibit “B” and made a part hereof. In addition, Tenant and its Permittees shall abide by such other reasonable rules and regulations for the operation and maintenance of the Building as may be promulgated from time to time by Landlord to all tenants in the Building, with a copy sent to Tenant, provided, however, that the same are necessary in Landlord’s reasonable judgment for the general well being, safety, care and/or for the cleanliness of the Building or its appurtenances, and that the same apply to all tenants of office or warehouse space in the Building similar to the Demised Premises. Nothing contained in this Lease shall be construed to impose on Landlord any duty to enforce such Rules and Regulations against any other tenant and Landlord shall not be liable to Tenant for violations of the same by any other tenant or its Permittees; however, any enforcement of such Rules and Regulations shall be applied uniformly. Landlord shall use reasonable efforts to cause other tenants in the Building to cease having any excessive noise or noxious fumes emanating outside their space which unreasonably disturb Tenant, but Landlord will not be liable therefor nor shall this Lease be affected thereby. If there is any inconsistency between this Lease and said Rules and Regulations, this Lease shall govern.

34.                               ENVIRONMENTAL HAZARDS.

(A)          In the conduct of its business at the Demised Premises, Tenant covenants and agrees at its own expense to comply with all Environmental Laws (as hereinafter defined) applicable to the Demised Premises, and not to store, use, or dispose of any Hazardous Substances (as hereinafter defined) in, at or about the Demised Premises, except reasonable amounts of such substances that are necessary for the lawful conduct of Tenant’s business operations and consistent with the permitted Tenant’s Use (as set forth in Section 3(A)) at the Demised Premises, none of which shall be stored, used or disposed of in a manner which violates any Environmental Laws or endangers human health or habitation or damages the Building, Common Areas or Land or subjects Landlord to any expense or liability or violates this Section 34, and Tenant agrees not to cause, permit or suffer (to the extent it has the ability to prevent or control) any “Release” (as that term is defined or used in any Environmental Law) of any Hazardous Substances from the Demised Premises or onto or into the soil, groundwater or air or any water, sewer or other drains or storm water management facilities at or near the Demised

Premises in violation of any Environmental Laws or which endangers human health or habitation or damages the Building, Common Areas or Land or subjects Landlord to any expense or liability or violates this Section 34. The phrases “Environmental Laws” and “Hazardous Substances,” as used herein are defined, as follows:

(i)            The term “Environmental Laws” means any federal, state, county or local law, statute, regulation or ordinance pertaining to health, industrial hygiene, pollution, or environmental or ecological conditions including, without limitation, each of the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S. Code Sections 9601 et seq.; the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), 42 U.S.C. Sections 6901 et seq.; the Toxic Substance Control Act, as amended, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. Sections 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251 et seq.; the Federal Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq.; and the rules, regulations and ordinances of the U.S. Environmental Protection Agency and of all other agencies, boards, commissions and other governmental bodies and officers having jurisdiction over the Demised Premises or the use or operation thereof. The phrase “U.S.C.” as used herein refers to the United States Code.

(ii)         The term “Hazardous Substance”, as used herein, means: (1) Those substances included within the definitions of “hazardous substances,” “hazardous materials”, “toxic substances” or “solid waste” in any Environmental Laws; (2) Those substances listed in the U.S. Department of Transportation Table or amendments thereto (49 CFR 172.101) or by the U.S. Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto); (3) Those other substances, materials and wastes which are or become regulated under any applicable federal, state, county or local law, regulation or ordinance, or by any governmental agency, board, commission or other governmental body (including any regulations promulgated thereunder), or which are or become classified as hazardous or toxic by any such law, regulation, or ordinance; and (4) Any material, waste or substance which is any of the following: (a) asbestos; (b) polychlorinated biphenyls (PCB’s); (c) any substances at any time designated or listed as a “hazardous substance” pursuant to Sections 311 or Sections 307 of the Clean Water Act (33 U.S.C. Sections 1251 et seq.); (d) explosives; (e) radioactive substances; (f) carcinogenic substances, or (g) chlorofluorocarbons (CFCs).

(B)          Tenant shall defend, indemnify and hold Landlord and its partners and agents and its and their successors and assigns harmless from and against any and all loss, damage, costs, expense and liability (including, without limitation, reasonable attorneys’ fees and court costs) directly or indirectly arising out of or attributable to the installation, use, generation, manufacture, production, storage, Release or threatened Release, discharge, disposal or presence of any Hazardous Substance, in, under or about the Demised Premises or in any drains or utility lines thereof or of the Building, Common Areas or Land or any adjacent lands owned by Landlord or its affiliates by Tenant or any Tenant Permittees, or arising out of the violation by Tenant or any Tenant Permittees of any Environmental Laws applicable to the Demised Premises, including without limitation: (i) all bodily injury or death and property damage; (ii) the costs of any necessary repair, cleanup, abatement, removal, disposal, detoxification and other remedial measures required by Environmental Laws; and (iii) the preparation and implementation of any closure, remedial or other plans required by Environmental Laws to address the environmental condition of the Demised Premises, Building, Common Areas or Land. This indemnity shall survive the termination or expiration of this Lease for the applicable periods of statutes of limitation.

(C)          Tenant shall promptly notify Landlord upon becoming aware of: (i) any enforcement, cleanup, or other regulatory action taken or threatened against Tenant and/or any Tenant Permittees by any governmental or regulatory authority with respect to the presence of any Hazardous Substance at the Demised Premises, Building, Common Areas or Land or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any governmental authority or other party against Tenant and/or any Tenant Permittees relating to any loss or injury or claims of any nature arising from violation of any Environmental Laws at the Demised Premises, Building, Common Areas or Land and/or resulting from any Hazardous Substance at the Demised Premises, Building, Common Areas or Land, (iii) any unlawful Release, disposal or transportation of any Hazardous Substance on or from the Premises, Building, Common Areas or Land, and (iv) any matters where Tenant and/or any Tenant Permittees is required by any Environmental Laws to give a notice to any governmental or regulatory authority respecting any Hazardous Substance in the Demised Premises, Building, Common Areas or Land, other than notices required in the ordinary course of Tenant’s business. Tenant shall not object to or oppose Landlord’s participation as a party in any legal proceedings or actions affecting the Demised Premises, Building, Common Areas or Land initiated in connection with any Environmental Laws. At such times as Landlord may reasonably request, the Tenant shall provide Landlord with a written list identifying any Hazardous Substance then actually known to Tenant to be used, stored, handled, generated or maintained in, on or upon the Demised Premises, Building, Common Areas or Land. The Tenant shall also provide Landlord, with respect to the use of each such Hazardous Substance, the approximate quantity of each such material, a copy of any Materials Safety Data Sheets issued by the manufacturer therefor, written information concerning the removal, transportation, disposal, remediation and closure, or other required plans for the same, and such other and further information or documents as Landlord may reasonably require or as may be required by any Environmental Laws. Tenant further agrees to fully cooperate with Landlord and Landlord Parties to provide any further information and documents and to permit any inspection requested by Landlord regarding the presence of Hazardous Substances or compliance with any Environmental Laws in connection with Tenant’s Use of the Demised Premises, except in no event shall Tenant be required to give Landlord access to confidential business information, trade secrets or privileged materials.

(D)          Prior to the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, engage a qualified and fully insured environmental consultant reasonably satisfactory to Landlord to perform an environmental site survey and inspection of the Demised Premises and Tenant shall furnish Landlord with a written report from such consultant setting forth, based on due inquiry, whether the consultant observed any evidence of the Release of Hazardous Substances or violations of Environmental Laws applicable to the Demised Premises by Tenant or its Permittees. Prior to expiration or termination of the Lease, Tenant shall correct any violations of Environmental Laws occasioned by Tenant or its Permittees in, under or about the Demised Premises, Building, Common Areas or Land and fully remediate any Releases of Hazardous Substances to the extent required by Environmental Laws. The covenants and obligations of Tenant, as set forth in this Section 34 (D), shall survive the termination or expiration of this Lease for the applicable periods of statutes of limitation.

(E)                                Landlord shall defend, indemnify and hold Tenant and its partners and agents and its and their successors and assigns harmless from and against any and all loss, damage, costs, expense and liability (including, without limitation, reasonable attorneys’ fees and court costs) directly or indirectly arising out of or attributable to the installation, use, generation, manufacture, production, storage, Release or threatened Release, discharge, disposal or presence of any Hazardous Substance, in, under or about the Demised Premises or in any drains or utility lines thereof or of the Building, Common Areas or Land or any adjacent lands (i) by Landlord or any Landlord Parties, (ii) arising prior to the Commencement Date, or (iii) arising out of the violation by Landlord or any Landlord Parties of any Environmental Laws applicable to the Demised Premises, including without limitation: (A) all bodily injury or death and property damage; (B) the costs of any repair, cleanup, abatement, removal, disposal, detoxification and other remedial measures required by Environmental Laws; and (C) the preparation and implementation of any closure, remedial or other plans required by Environmental Laws to address the environmental condition of the Demised Premises. This indemnity shall survive the termination or expiration of this Lease for the applicable periods of statutes of limitation.

(F)                                 Tenant understands and acknowledges that (i) pursuant to agreement between Landlord and the existing tenant occupying the Demised Premises as of the date of execution of this Lease, an “Environmental Report” (as defined in Exhibit “C” attached hereto) shall be conducted to determine the environmental condition of the Demised Premises, (ii) at the time of execution of this Lease such Environmental Report is not available, and (iii) Landlord has furnished Tenant with a copy of a previous Phase I Environmental Site Assessment, plumbing system assessment, and biological screening assessment of the Building (including the Demised Premises), prepared by EMG dated December 29, 2006, as supplemented March 21, 2007 (“Prior Environmental Report”), regarding an on-site inspection of the Building (including the Demised Premises) conducted by EMG on December 19, 2006. Landlord shall furnish (or authorize EMG to furnish) Tenant with a copy of the Environmental Report immediately upon receipt thereof by Landlord. Notwithstanding anything to the contrary contained in this Section 34 herein or in the Lease, except as set forth in the Prior Environmental Report, Tenant acknowledges and agrees that Landlord has made no representation or warranty as to the environmental condition of the Building, Demised Premises, Common Areas or Land prior to the execution of this Lease.

35.                               OPTION TO LEASE ADDITIONAL SPACE

Provided that no Event of Default of Tenant or Events of Bankruptcy of Tenant exist under this Lease at the time of exercise of this option and that Tenant has not assigned this Lease nor sublet all or more than twenty five percent (25%) of the Demised Premises, except to a Tenant Affiliate as defined herein, and that Tenant is then occupying for its own use at least seventy-five percent (75%) of the space in the Demised Premises then leased to it, and provided there then remains unexpired at least three (3) years in the then operative term of this Lease, or any then operative exercised Renewal Term, Landlord agrees that, prior to committing to lease space in the Building, the Landlord shall advise Tenant in writing of Landlord’s desire to lease such additional adjoining space (the “Offer Space”), including the rentals and other basic terms and conditions thereof (such writing being the “Offer Space Notice”). Tenant shall have the right of first refusal to lease solely for its own use all (but not less than all) of such Offer Space, which was described in Landlord’s Offer Space Notice, and Tenant shall have thirty (30) days from receipt of such Offer Space Notice to accept or reject such offer by giving Landlord written notice within said thirty (30) days. In the event Tenant does not respond to the Offer Space Notice in the manner and time period aforesaid, such failure shall serve to extinguish any right of Tenant under this Section 35 to lease said Offer Space, and Landlord shall have the right to lease such Offer Space to any parties upon such terms, rental and conditions as it may, in its sole discretion, determine. In no event shall Landlord be obligated to evict any other tenant, or to decline to renew or extend the lease of any other existing tenant, in order to make such tenant’s space available to Tenant for purposes of this paragraph. The provisions of this Section 35 shall not be applicable to any renewal, extension or replacement of a lease granted to an initial or existing tenant in the Building, whether or not contained in such party’s lease (nor to any subsequent other tenants if Tenant fails to exercise its right of first refusal under this paragraph). If Tenant exercises this option within the time frame provided above, then Landlord will prepare for and deliver to Tenant an amendment to the Lease (the “Lease Amendment”) covering the annual base rental rate, annual escalation, the amount of the additional space being leased by the Tenant and the subsequent modification in the Tenant’s proportionate share of the Building Operating Expenses, other necessary monetary items, the term that the additional space is to be leased and any tenant improvement allowance or work, if any, that is offered by and is to be provided by the Landlord in its sole discretion. Tenant shall execute in triplicate and return to Landlord such Lease Amendment within fourteen (14) business days after Tenant’s receipt thereof; failing which, Tenant’s rights under this Section 35 with respect to said additional space shall terminate without further obligation from Tenant. Except otherwise be provided herein, Tenant’s rights under this Section 35 shall not be assignable or transferable, and may be exercised only by Tenant. Furthermore, Tenant’s rights under this Section 35 shall be subject and subordinate to any option rights, as to the Offer Space, previously granted by Landlord to other tenants in the Building.

36.                               SPECIAL PROVISIONS.

(A)          Service Interruptions. Notwithstanding any other provision in this Lease, if all or a part of the Demised Premises is rendered untenantable because of an interruption in a utility service that prevents Landlord from providing any of the Landlord Utilities to the Building for more than five (5) consecutive days, then from the sixth (6th) consecutive day of interruption until the utilities are restored, Landlord shall abate Rent subject to the following: (a) Landlord will only abate Rent to the extent the Demised Premises are untenantable and not actually used by Tenant to conduct business; (b) Landlord will only abate Rent if the interruption of utilities is within Landlord’s reasonable control to remedy; and (c) Landlord will only abate Rent to the extent the interruption in Rent is covered by the rent interruption insurance maintained pursuant to Section 6(B).

IN WITNESS WHEREOF, the Landlord has caused this instrument to be executed by its undersigned General Partner/Agent, and the Tenant has caused this instrument to be signed, and to be witnessed or attested on its behalf by its undersigned authorized officer(s), all done on the date first hereinabove written.

LANDLORD:

SENECA MEADOWS CORPORATE CENTER III
LIMITED PARTNERSHIP
a Maryland limited partnership

WITNESS:	By:	PNC REALTY, INC., a Maryland corporation
Its General Partner

/s/ [ILLEGIBLE]	By:	/s/ Paul N. Chod	(SEAL)
(SIGNATURE)		Paul N. Chod, President

TENANT:

WITNESS/ATTEST:	SENSORS FOR MEDICINE AND SCIENCE, INC.
a Delaware corporation

/s/ Steven J. Walters	By:	/s/ Marc R. Schneebaum	(SEAL)
Steven J. Walters		Marc R. Schneebaum, President & CEO
Director of Operations
(PRINT NAME & TITLE)

EXHIBIT “A”

Drawing of Building #7, Seneca Meadows Corporate Center

locating the Demised Premises at

20447, 20449, and 20451 Seneca Meadows Parkway, Germantown, Maryland 20876

EXHIBIT “B”

RULES AND REGULATIONS

These Rules and Regulations are attached to the Lease and are to be incorporated therein by reference. Definition of terms as set forth in the Lease. In the event of any ambiguity or conflict between these Rules and Regulations and the terms and provisions of the Lease to which this Exhibit is attached, the terms of the Lease shall control.

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these rules and regulations is necessary to promote the end that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these rules and regulations by Tenant beyond any grace period provided for in the Lease, after notice from Landlord, shall be sufficient cause for termination of the Lease, at the option of Landlord.

Landlord may at its exclusive discretion, upon request by any tenant, waive the compliance by such tenant with any of these rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (iv) any such waiver by Landlord shall not relieve tenant from any obligation or liability of tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of tenant’s failure to comply with any such rule or regulation.

B-1.                         The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls and other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Building. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors and other common or public portions or facilities of the Building.

B-2.                         No awning or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in or used in connection with any window or door of the Demised Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner approved by Landlord in its reasonable judgment.

B-3.                         No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

B-4.                         The water and wash-closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

B-5.                         Except as otherwise provided in the Lease, there shall be no marking, painting, drilling into or in any way defacing the Building or any part of the Demised Premises. Tenant shall not construct, maintain, use or operate within or outside of the Demised Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof in writing by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the Demised Premises.

B-6.                         Except for animals that aid the visually or physically handicapped, no animals, birds or pets of any kind shall be brought into or kept or permitted in or about the Demised Premises by Tenant. Tenant shall not cause or permit any odors, vapors, or other substances to be produced upon or to emanate from the Demised Premises.

B-7.                         The use of the Demised Premises by Tenant as stated in the Lease was approved by Landlord prior to execution of the Lease and such use may not be changed without the prior written approval of Landlord.

B-8.                         Tenant shall not make any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, music, dancing, singing, or in any other way. Tenant shall not throw anything out of the doors or windows or down the corridors or stairs.

B-9.                         No flammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Demised Premises unless in quantities and stored in a manner complying with all applicable fire codes and other laws and regulations and the requirements of Landlord’s insurers.

B-10.                  No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, return to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the loss thereof. Tenant’s key system shall be separate from that for the rest of the Building.

B-11.                  Tenant shall prohibit its employees and visitors from leaving trucks and other vehicles parked with their motors running, adjacent to the Building.

B-12.                  Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or Tenant’s watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday, and at any hour on Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all negligent acts or omissions of such persons.

B-13.                  The Demised Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

B-14.                  Landlord’s employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord or its management agent, and any such special requirements shall be billed to Tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

B-15.                  Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

B-16.                  There shall not be used in any public areas of the Building, if any, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant’s to the Building that violate this Rule.

B-17.                  Mats, trash or other objects shall not be placed in the public corridors or stairways.

B-18.                  Drapes and blinds installed by Landlord for the use of Tenant, or curtains installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant’s own expense.

B-19.                  All office and other machines shall be installed upon proper insulation or pads, to prevent vibration from such machines damaging the Building or annoying other occupants.

B-20.                  Tenant shall, at Tenant’s expense, contract with a pest control service for the Demised Premises as necessary.

B-21.                  Tenant will not install any vending or coin operating machines without Landlord’s approval, and if such vending machines are installed, proper ventilation shall be provided by Tenant.

B-22.                  Tenant may not store any equipment, furniture or boxes outside of the Building, except as approved in writing by Landlord.

B-23.                  If Landlord consents to Tenant performing any Alterations or other work in the Demised Premises, same shall be done only in the evenings between 7 p.m. and 7 a.m. and not during usual business hours unless expressly approved in advance in writing by Landlord.

B-24.                  No bicycles, motorcycles, motor scooters or other vehicles of any kind shall be brought into, stored, operated or parked anywhere within the Building or Demised Premises, or parked in front of or adjacent to or leaned against the Building, and instead shall be parked in areas designated by Landlord.

B-25.                  All deliveries to, or shipments from, or service to the Demised Premises done by Tenant, its agents and contractors shall be conducted in such fashion and at such times as will not unreasonably interfere with or obstruct the orderly flow of pedestrian traffic into and out of the Building.

EXHIBIT “C”

LANDLORD’S WORK

C-1.                         SPACE PLAN.

Except for Landlord’s Work as set forth herein below, Landlord shall deliver possession of the Demised Premises, together with all “as built” leasehold improvements and conditions installed therein “AS IS” and “WHERE IS” as shown on the space plan for the Demised Premises attached to this Exhibit “C” and made a part hereof (the “Space Plan”). Notwithstanding the above, Landlord represents and warrants that all structural components of the Building and all mechanical, electrical and plumbing systems, including the HVAC, and related equipment serving the Demised Premises shall be in good working order on the date that Landlord delivers to Tenant possession of the Demised Premises.

C-2.                         LANDLORD’S WORK.

2.1                               Prior to the Lease Commencement Date, Landlord shall, at Landlord’s sole cost and expense, furnish and install the following Landlord’s Work in the Premises:

•                  Separate and demise the Demised Premises from the adjacent space in the Building by installing a full-height, smoke-partition wall as shown on the Space Plan of the Demised Premises attached hereto.

•                  Relocate electrical panels and circuits that serve areas outside of the Demised Premises, as necessary.

•                  Relocate any ductwork that serves areas outside of the Demised Premises, as necessary.

•                  Reconfigure sprinkler system, as necessary, to serve the Demised Premises.

•                  Furnish and install new water/sewer and utility sub-meters, as necessary, to serve the Demised Premises

•                  Disconnect and remove all connections to the de-ionized water and compressed air systems servicing areas outside of the Demised Premises.

•                  Vacuum all carpeted areas and broom clean all other areas of the Demised Premises.

2.2                               Landlord’s Work shall be performed by Minkoff Development Corporation (“MDC”) in a good and workmanlike manner. Upon expiration or earlier termination of the Lease, Tenant shall have no obligation to remove any of Landlord’s Work.

2.3                               Landlord and/or MDC reserve the right (i) to make substitutions of materials of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant’s approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld, conditioned or delayed so long as the proposed changes are in general conformity with the scope of Landlord’s Work; and which approval shall automatically be deemed given if not refused in writing by Tenant with full and proper reasons stated therefore within five (5) days after written request from Landlord or MDC).

C-3.                         SUBSTANTIAL COMPLETION.

Landlord shall exercise its reasonable best efforts to cause Landlord’s Work in the Demised Premises to be Substantially Completed by the Anticipated Commencement Date (e.g. March 1, 2008), subject to extensions of said date occasioned by any ‘Tenant Delays” or “Force Majeure Delays”. For purposes hereof, the phrase “Tenant Delays” shall mean all delays in performance of Landlord’s Work caused by or attributed to any of the following: (i) failure of Tenant to furnish any required plan, information, approval or consent within the required period of time, or any failure to reasonably cooperate with Landlord or MDC during performance of Landlord’s Work; (ii) interference resulting from the performance by Tenant or any of its employees, agents or contractors (other than Landlord or its affiliates), of: (a) Alterations, (b) “Tenant’s Work” (as defined in and pursuant to Section C-4 hereinbelow), or (c) any other work or activity in the Demised Premises by Tenant; (iii) breach or default by Tenant, its Permittees or agents of any term or provision of the Lease or of the requirements of this Exhibit “C”; (iv) “Change Orders” to Landlord’s Work requested by Tenant or any governmental authority having jurisdiction over the Building, including the Demised Premises therein, after the date of execution of the Lease; (v) the inclusion of any of the following “Special Items” in Landlord’s Work which cause or may reasonably be expected to cause a delay: none; or (vi) any failure of Tenant to comply with the terms of Section C-4 herein below, if the same shall result in a delay in completion of Landlord’s Work. The phrase “Force Majeure Delays” shall mean, for purposes hereof, any delays in performance of Landlord’s Work, which delays (a) are not within Landlord’s reasonable control to avoid, mitigate or resolve, and (b) are caused by strikes, lockouts or other labor or industrial disturbance, shortage or unavailability of materials, utilities or labor, civil disturbance, orders of any government, court or regulatory body claiming jurisdiction, exercise of police power, act of the public enemy, riot, war, sabotage, blockage, embargo, acts of God, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, casualty damage, delay in issuance of any permits, inspections, approvals or use and occupancy certificate, if required, by any governmental authority having jurisdiction over the Building, including the Demised Premises therein, or any other cause whatsoever beyond the reasonable control of Landlord, in all cases provided that Landlord has informed Tenant of such conditions within three (3) business days of the occurrence of the event. The phrase “Change Orders” as used herein shall mean any modifications, substitutions or changes in Landlord’s Work after the date of execution of the Lease requested by Tenant or any governmental authority having jurisdiction over the Building, including the Demised Premises therein. Landlord’s Work shall be deemed “Substantially Complete” (which phrases shall include phrases of similar import used herein concerning Landlord’s Work) when both (x) Landlord’s Work to be performed by Landlord and/or its contractors in the Building, including the Demised Premises therein, as described in Section C-2.1 above, is completed in a good and workmanlike manner and all governmental inspections applicable to Landlord’s Work have been obtained, notwithstanding minor Punch List Items, the non-completion of which would not materially interfere with Tenant’s use and occupancy of the Premises as certified in writing by Landlord to Tenant, and (y) the Environmental Report (as defined below) has been completed and all further action, if any, recommended in the Environmental Report has been completed by Landlord or its contractors. The phrase “Environmental Report” means that certain Phase I Environmental Site

Assessment report resulting from an on-site assessment of the Building, including the Demised Premises therein, to be conducted by EMG (the “ESA”) prior to execution of this Lease regarding Landlord retaking possession of the Demised Premised from the previous tenant. In making any such determination of Substantial Completion of Landlord’s Work, the Landlord shall not take into account the incomplete status of any Change Orders, Special Items or “Punch List Items” (defined hereinbelow), or any Tenant’s Work, Alterations, or other work which Tenant or its contractors are to install and construct in the Premises. If Tenant disputes any such determinations or certifications made by Landlord, then the matter shall be resolved by arbitration pursuant to the American Arbitration Association - Construction Rules of Arbitration, and the decision in such arbitration shall be binding and conclusive on the parties. The arbitrator shall be empowered to allocate all reasonable legal fees, costs and expenses of arbitration among the parties. “Special Items” as used herein shall mean all materials and other items forming part of Landlord’s Work which are not readily available, or which require more than twenty-one (21) days to order, obtain and install (as determined and certified in writing by Landlord to Tenant, or by arbitration as aforesaid if disputed by Tenant). The phrase “Punch List Items”, as used herein, shall mean any unperformed or incomplete elements of Landlord’s Work which, individually or in the aggregate, are minor in character and do not materially interfere with Tenant’s access to, use or enjoyment of the Demised Premises; all as determined by the Landlord or by arbitration aforesaid if Tenant disagrees with the determination of the Landlord in regard thereto. Landlord shall cause such Punch List Items to be completed within thirty (30) days after Substantial Completion of Landlord’s Work (or as soon thereafter as practicable so long as Landlord is diligently pursuing completion thereof). After the date of Substantial Completion and delivery of the Demised Premises to Tenant, Tenant shall provide Landlord and its contractor’s access to the Demised Premises on request at all reasonable times during normal business hours and on weekends, as coordinated with Tenant, to perform work on the Punch List Items, and Tenant shall not interfere with such work.

C-4.                         TENANT’S WORK.

Unless otherwise provided pursuant to written notice given by Landlord to Tenant prior thereto, Landlord shall allow Tenant access to the Building and Demised Premises on the date that Landlord reasonably believes to be the fifteenth (15th) day prior to Substantial Completion of Landlord’s Work, so that Tenant, at its sole risk and expense, may enter the Building and Demised Premises to install Tenant’s Cabling and Tenant’s furniture, decorations, furnishings, trade fixtures and equipment (“Tenant’s FF&E”) in the Demised Premises necessary for conduct of its business as herein permitted. All such installation of Tenant’s Cabling, Tenant’s FF&E and any other work performed by Tenant or its contractors in or for the Demised Premises (collectively the “Tenant’s Work”) shall be performed in compliance with all provisions and requirements of this Lease including, but not limited to, Section 3 of the Lease, and using qualified, licensed contractors reasonably acceptable to Landlord. The Tenant shall not engage any labor to perform Tenant’s Work which conflicts with the type of labor engaged by Landlord to perform Landlord’s Work or any other work in the Building, and Tenant shall cease use of any such conflicting labor immediately on Landlord’s request. Tenant shall perform Tenant’s Work in such a manner so as not to damage, delay or interfere with Landlord’s Work. Any damage to Landlord’s Work or to the Demised Premises caused by Tenant and/or its Permittees shall be promptly repaired by and at the sole expense of Tenant. Any failure of Tenant and/or its

Permittees to comply with the terms of this Section shall be deemed a Tenant Delay (if the same shall result in a delay in completion of Landlord’s Work) and may give rise to an Event of Default for purposes of this Lease. Tenant shall not commence performance of any of Tenant’s Work, install of any of Tenant’s FF&E or other property in the Demised Premises, nor apply for any permits that would delay Landlord’s Work or acquisition of permits therefor, until notified in writing by Landlord that Tenant may commence such activities. Tenant and its Permittees will fully cooperate in (and not interfere with or delay) Landlord’s Work.

C-5.                         CODE COMPLIANCE AND WARRANTY.

Landlord represents and warrants to Tenant that, as of the Commencement Date, Landlord’s Work to be performed in the Demised Premises will be in compliance with all applicable laws, ordinances, rules, orders, regulations and other governmental requirements, including ADA in effect at the time of the County’s issuance of a building permit for construction of the Building, as well as requirements of the county Fire Marshal, or any similar body having jurisdiction over the Building, including the Demised Premises therein. Landlord will warrant Landlord’s Work to be free of defects in materials and workmanship for a period of one (1) year from the Commencement Date.

ATTACHMENT TO EXHIBIT “C”

SPACE PLAN

(Showing “As Built” Improvements and Conditions in Premises and Location of Demising Wall)

EXHIBIT “D”

CERTIFICATE OF DELIVERY OF POSSESSION AND

COMMENCEMENT DATE OF LEASE

THIS CERTIFICATE OF DELIVERY OF POSSESSION AND COMMENCEMENT DATE OF LEASE, made on this         day of                                   , 2008 (herein after referred to as the “Certificate”), between SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as “Landlord”); and SENSORS FOR MEDICINE AND SCIENCE, INC., a Delaware corporation, qualified to transact business and in good standing under the laws of the State of Maryland (hereinafter referred to as the “Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant have entered into a Lease dated January          , 2008 (the “Lease”), for that certain portion of commercial office/flex space in the building known as Building #7 in Seneca Meadows Corporate Center (the “Building”), said demised premises having a street address of 20447, 20449, and 20451 Seneca Meadows Parkway, Germantown, Maryland 20876 and deemed to consist of 20,250 square feet (hereinafter referred to as the “Premises” or the “Demised Premises”), as more particularly described in the Lease, a copy of which is incorporated herein by reference; and

WHEREAS, Landlord has Substantially Completed installation and construction of all required Landlord’s Work in the Demised Premises as setforth in the Lease and Exhibit “C” attached thereto; and

WHEREAS, Landlord has delivered to Tenant possession of the Demised Premises and all leasehold improvements related thereto on                           , 2008 (hereinafter the “Delivery of Possession Date”), and the Demised Premises are ready for use and occupancy by Tenant as described in the Lease; and

WHEREAS, Tenant hereby acknowledges that Landlord has Substantially Completed all of Landlord’s Work in the Demised Premises and hereby accepts delivery of possession of the Demised Premises from the Landlord on the Delivery of Possession Date set forth herein above for the purposes setforth in the Lease; and

WHEREAS, Tenant hereby acknowledges all of its covenants to pay Rent and such other amounts as may become due and owing under the Lease, and to perform all of its other obligations, duties and agreements pursuant to the terms of the Lease commencing on the Delivery of Possession Date; and

WHEREAS, all words, terms and phrases not otherwise defined herein, whether or not capitalized herein, shall have the meanings given to them in the Lease, unless and except as otherwise expressly stated herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound do hereby covenant and agree to and with each other as follows:

1.              COMMENCEMENT DATE. The actual Commencement Date of the Lease and Tenant’s obligation to pay Rent and all other amounts or charges payable under the Lease shall begin on                      , 2008; subject, however, to the abatement of Basic Monthly Rental, as provided in Section 2 hereinbelow. (If the Commencement Date is a date other than the 1st of the month, then Basic Monthly Rental shall be pro-rated on a per diem basis from the Delivery of Possession Date through the end of the month in which Landlord delivers possession of the Premises to Tenant).

2.              ABATEMENT OF RENT. Basic Monthly Rental, except for such items and amounts specified in Section 4 (A) of the Lease for utility charges, shall be abated for a period of thirty (30) days from the Commencement Date, set forth in Section 1 above, to the Rent Commencement Date, set forth in Section 3 herein below.

3.              COMMENCEMENT OF BASIC MONTHLY RENTAL. Pursuant to Section 1(C) of the Lease, payment of Basic Annual Rental and installment payments of Basic Monthly Rental shall commence on                        , 2008 (which date is thirty (30) days after the Commencement Date).

4.              EXPIRATION DATE. The Expiration Date of the Initial Term of the Lease is May 31, 2013.

5.              BINDING EFFECT. This instrument is intended to clarify certain terms and provisions of the Lease and contains the entire agreement of the parties hereto concerning the subject matter hereof. The terms, covenants and conditions setforth herein shall become part of the Lease and shall be binding upon the parties and their personal representatives, successors and assigns. Except as expressly set forth herein, all of the terms, provisions and conditions of the Lease shall remain in full force and effect, unless otherwise modified in writing and signed by the parties hereto or their duly authorized officers, agents or representatives.

6.              LEGAL AUTHORITY. Each of the individuals signing this Certificate on behalf of a party does hereby represent and warrant to the other party that he/she has the full right, power, capacity and authority to execute and deliver this Certificate as the binding and valid obligation of the Landlord or Tenant, as the case may be, hereunder.

7.              COUNTERPARTS. This Certificate may be executed in any number of counterparts each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed, sealed and executed by its proper officers, agents or representatives and its seal to be affixed as of the date first above written.

LANDLORD:

SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP
a Maryland limited partnership

WITNESS:	By:	PNC REALTY, INC., a Maryland corporation
Its General Partner

	By:		(SEAL)
(SIGNATURE)		Paul N. Chod, President

TENANT:

WITNESS/ATTEST:	SENSORS FOR MEDICINE AND SCIENCE, INC.
a Delaware corporation

	By:		(SEAL)
Steven J. Walters		Marc R. Schneebaum, President & CEO
Director of Operations
(PRINT NAME & TITLE)

EXHIBIT “E”

SPECIMEN LETTER OF CREDIT

IRREVOCABLE LETTER OF CREDIT NUMBER

Date:

Seneca Meadows Corporate Center III Limited Partnership (“Beneficiary”)

c/o Minkoff Development Corporation

20457 Seneca Meadows Parkway

Germantown, Maryland 20876

Gentlemen:

We hereby establish our irrevocable credit in your favor, by order and for account of Sensors For Medicine and Science, Inc. (“SMSI”), a Delaware corporation, with offices located or to be located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876 in the maximum aggregate amount of Fifty-Eight Thousand Five Hundred Forty-One and 00/100 Dollars ($58,541.00) (U.S.), available by your draft(s) on us providing for payment at sight upon your presentation to us, in a total amount of up to the undrawn portion of said maximum aggregate amount, to be accompanied by a certificate of one of your general partners dated the date of presentation of said draft, stating that (i) you are entitled to receive payment of the amount of said draft pursuant to this Letter of Credit under the terms of that certain Lease Agreement dated January         , 2008, by and between you and SMSI, and (ii) said general partner has mailed to SMSI, an undated and unsigned, but otherwise identical, copy of said certificate prior to its delivery to us and in a manner reasonably calculated to be delivered to Tenant at least one (1) day prior to delivery to us, by certified or registered mail and otherwise in accordance with the terms of said Lease Agreement.

This Letter of Credit shall remain in force until the          day of                  , 2009; and all drafts drawn hereunder must be presented for payment at our Main Office at                                      , on or before that date. This Letter of Credit shall (i) be transferable and assignable, at no charge to Beneficiary, which transfer or assignment shall be conditioned only upon execution of a reasonable and customary written document in connection therewith, whether or not the original account party of the Letter of Credit continues to be the tenant under the Lease by virtue of a change in name or structure, merger, assignment, transfer or otherwise, (ii) be for an initial term of at least one (1) year, and (iii) be renewable automatically, without need for any further written notice or amendment, for successive periods of at least one (1) year, unless Issuer gives written notice to Beneficiary at the address noted above (or such other address as Beneficiary may from time to time designate in writing) of its intention not to renew this Letter of Credit at least thirty (30) days prior to the then current expiration date hereof.

We are authorized to accept any statement furnished by you hereunder as binding and correct, without investigation or responsibility for the accuracy, veracity or conclusive correctness or validity of same or any part thereof.

This credit is a notation credit, as defined in Section 5-108 of the Uniform Commercial Code. Therefore, this original credit must accompany any drafts drawn hereunder in order that the payments made might be endorsed hereon.

Drafts drawn under this credit must be marked: “Drawn under Irrevocable Letter of Credit Number                 , dated                                , 200    .” We hereby engage with you that drafts

drawn and presented in compliance with the terms of this credit will be duly honored by us if presented at this office on or before the expiration date hereof (                     , 200    ).

Except so far as otherwise expressly stated, this credit is subject to the International Standby Practices for Documentary Credits 1998 (ISP 98), International Chamber of Commerce Publication No. 590.

(NAME OF BANK)

By:
Office Held

EXHIBIT “F”

Specimen Form Subordination, Non-Disturbance & Attornment Agreement

After Recording, Return to:

Principal Commercial Funding, LLC

801 Grand Avenue

Des Moines, IA 50392-1360

ATTN:

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Loan No.

THIS AGREEMENT, made and entered into as of the              day of                                   , 20    , by and between PRINCIPAL COMMERCIAL FUNDING, LLC, a Delaware limited liability company, with a principal office at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1360 (hereinafter called “Lender”), SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP, a Maryland limited partnership, with its principal office c/o Minkoff Development Corporation at 20457 Seneca Meadows Parkway, Germantown, Maryland 20876 (hereinafter called “Lessor”), and SENSORS FOR MEDICINE AND SCIENCE, INC., a Delaware corporation, with its principal office at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876 (which address includes 20447, 20448, and 20451 Seneca Meadows Parkway)(hereinafter called “Lessee”);

WITNESSETH:

WHEREAS, Lessee has by a written lease dated                           , 20       , as amended by the Certificate of Delivery and Possession and Commencement Date of Lease dated                            , 20      (hereinafter called the “Lease”), leased from Lessor all or part of certain real estate and improvements thereon located in Germantown, County of Montgomery, state of Maryland, as more particularly described in Exhibit “A” attached hereto (the “Demised Premises”); and

WHEREAS, Lessor is encumbering the Demised Premises as security for a loan (the “Loan”) from Lender to Lessor (the “Mortgage”); and

WHEREAS, Lessee, Lessor and Lender have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

(1)                                 Lessee’s interest in the Lease and all rights of Lessee thereunder, including but not limited to, any purchase option or right of first refusal in connection with a sale of the Demised Premises, if any, shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term “Mortgage” as used herein shall also include any amendment, supplement, modification, renewal, refinance or replacement thereof. Lender further agrees not to join Lessee in any foreclosure proceeding except to the extent necessary under applicable law, but such joinder shall not be in derogation of the rights of Lessee as set forth in this Agreement.

(2)                                 In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, then Lender shall neither terminate the Lease nor join Lessee in foreclosure proceedings, nor disturb Lessee’s possession, and the Lease shall continue in full force and effect as a direct lease between Lessee and Lender. In the event Lender, its successors and/or assigns acquire the Demised Premises through foreclosure proceedings, deed-in-lieu of foreclosure, or otherwise, such event shall not activate Lessee’s purchase option or right of first refusal.

(3)                                 After the receipt by Lessee of notice from Lender of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Lender or any purchaser at any foreclosure sale or otherwise as its substitute lessor on the terms and conditions set forth in the Lease.

(4)                                 Lessee hereby agrees that if Lessee has the right to terminate the Lease or to claim a partial or total eviction, or to abate or reduce rent due to a Lessor default under the Lease, Lessee will not exercise such right until it has given written notice to Lender, and Lender has failed within thirty (30) days after both receipt of such notice and the date when it shall have become entitled to remedy the same, to commence to cure such default and thereafter diligently prosecute such cure to completion within ninety (90) days of Lender’s commencement to cure such default.

(5)                                 This Agreement and its terms shall be governed by the laws of the state where the Demised Premises are located and shall be binding upon and inure to the benefit of Lender, Lessor and Lessee and their respective successors and assigns, including, without limitation, any purchaser at any foreclosure sale or otherwise. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties.

(6)                                 This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.

PRINCIPAL COMMERCIAL FUNDING, LLC, a Delaware limited liability company, Lender

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:
Name:
Title:

By:
Name:
Title:

SENSORS FOR MEDICINE AND SCIENCE, INC., a Delaware corporation, Lessee

By:
Name: Marc R. Schneebaum
Title: President & Chief Executive Officer

SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP, a Maryland limited partnership, Lessor

By:	PNC REALTY, INC., a Maryland corporation, its General Partner

By:
Name: Paul N. Chod
Title: President

STATE OF	)
) ss:
COUNTY OF	)

I HEREBY CERTIFY that on this        day of                                , 20    , before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared                                              the                                        of PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, as the authorized signatory for PRINCIPAL COMMERCIAL FUNDING, LLC, a Delaware limited liability company, and acknowledged that he/she/they, being authorized to do so, executed the foregoing instrument for the purposes therein contained, in the aforementioned capacity.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public:

My Commission Expires:

STATE OF Maryland	)
) ss: ###-##-####
COUNTY OF Montgomery	)

I HEREBY CERTIFY that on this 17 day of January, 2008, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared Marc R. Schneebaum, President and Chief Executive Officer of SENSORS FOR MEDICINE AND SCIENCE, INC., a Delaware corporation, and that he, as President and Chief Executive Officer of the corporation, being authorized to do so, executed the foregoing instrument on behalf of the aforesaid corporation for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public: Carroll E. Cummings

My Commission Expires:	May 1, 2008

STATE OF	)
) ss:
COUNTY OF	)

I HEREBY CERTIFY that on this            day of                               ,          , before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared Paul N. Chod, President of PNC Realty, Inc., a Maryland corporation, which corporation is a General Partner of SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP, a Maryland limited partnership, and acknowledged that he, being authorized to do so, executed the foregoing instrument on behalf of the aforesaid partnership for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public:

My Commission Expires:

EXHIBIT “A”

20447, 20449, and 20451 Seneca Meadows Parkway, Germantown, Maryland 20876 (the “Demised Premises”), which Demised Premises is part of Building #7 at Seneca Meadows Corporate Center, and situated on that certain parcel of land known as “Lot 5, Block B” in the subdivision known as “SENECA MEADOWS CORPORATE CENTER” as per plat thereof recorded in Plat Book 194 at Plat No. 21147 among the Land Records of Montgomery County, Maryland.

EXHIBIT “G”

Specimen Form Tenant Estoppel

LESSEE’S ESTOPPEL

Loan No.

SENSORS FOR MEDICINE AND SCIENCE, INC.

To:                             Principal Commercial Funding, LLC, a Delaware limited liability company,

its successors and assigns (“Lender”)

c/o Principal Real Estate Investors, LLC

801 Grand Avenue

Des Moines, Iowa 50392-1360

Attn: Commercial Real Estate

Re:                             Lease (the “Lease”) dated                  , 20     , between SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP, as landlord (“Lessor”), and SENSORS FOR MEDICINE AND SCIENCE, INC., as tenant (“Lessee”), of certain real property in the county of Montgomery, state of Maryland, having a street address of 20447, 20449, and 20451 Seneca Meadows Parkway, Germantown, Maryland 20876 (the “Property”).

Lessee hereby certifies the following representations with respect to the Lease are accurate and complete as of the date hereof with the understanding that Lender will rely upon the representations in connection with a loan to Lessor (the “Loan”) and accepting an assignment of the Lessor’s interest in the Lease as additional security for making the Loan:

1.                                      The following are the pertinent terms of the Lease:

a.                                      Current Monthly Base Rent: $

b.                                      Commencement Date:

c.                                       Termination Date:

2.                                      Lessee has accepted the Property and taken possession thereof without any existing condition or qualification and is in full, physical occupancy and operation at the Property. Lessee has not given any notice of termination or intent to vacate the Property. Both Lessor and Lessee have completed and complied with all required conditions precedent to such acceptance and possession.

3.                                      The monthly rent due is continuing and is not past due or delinquent in any respect. Lessee has not and shall not prepay any of the rents under the Lease more than one (1) month in advance. As of the date hereof, Lessee has no defense as to its obligations under the Lease and asserts no set-off, claim, or counterclaim against Lessor.

4.                                      Neither Lessee nor Lessor is in default under the Lease. The Lease is in full force and effect and has not been supplemented or amended, except:                           , nor has any portion of the Property leased by Lessee been sublet, except:

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of                             , 20      .

SENSORS FOR MEDICINE AND SCIENCE, INC., Lessee

By
	Name:	Marc R. Schneebaum
	Title:	President & CEO

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (hereinafter referred to as the “Amendment”) is made as of the 25th day of September, 2012, between SENECA MEADOWS CORPORATE CENTER III L.L.L.P., a Maryland limited liability limited partnership, successor-in-interest by name change of SENECA MEADOWS CORPORATE CENTER III LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as “Landlord”); and SENSORS FOR MEDICINE AND SCIENCE, INC., a Delaware corporation, qualified to transact business and in good standing under the laws of the State of Maryland (hereinafter referred to as “Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain lease agreement dated February 4, 2008 (the “Lease”), as modified by that certain Certificate of Delivery of Possession and Commencement Date of Lease dated March 20, 2008 (the “Certificate”) (the Lease as modified by the Certificate shall hereinafter collectively be referred to as the “Lease”), for that certain portion of commercial office space in the building known as Building #7 at Seneca Meadows Corporate Center (the “Building”), situated on that certain parcel of land known as “Lot 5, Block B” in the subdivision known as “SENECA MEADOWS CORPORATE CENTER” and recorded in Plat Book 194 at Plat No. 21147 among the Land Records of Montgomery County, Maryland (the “Land”), said premises being known and described as 20447, 20449 and 20451 Seneca Meadows Parkway, Germantown, Maryland 20876, and deemed to consist of 20,250 square feet (hereinafter referred to as the “Original Premises”), as more particularly described in the Lease and as shown and outlined on the drawing of the Building attached hereto as Exhibit “A” and made a part hereof; and

WHEREAS, the Lease for the Original Premises was for an Initial Term of five (5) years and three (3) months, having a Commencement Date of March 1, 2008 and an Expiration Date of May 31, 2013; and

WHEREAS, pursuant to Section 29(A) of the Lease, Tenant had the right and option (the “Renewal Option”) to renew and extend the Initial Term of the Lease for one (1) additional consecutive period of five (5) years (the “Renewal Term”), to commence June 1, 2013 and to expire May 31, 2018, at a Renewal Rental to be determined and agreed upon between the parties pursuant to Section 29(B) of the Lease; and

WHEREAS, Tenant desires to (i) exercise its Renewal Option to renew and extend the Initial Term of the Lease for the Renewal Term set forth above, and (ii) lease certain additional space in the Building, deemed to consist of 666 rentable square feet (the “Expansion Space”), which Expansion Space is adjacent to the Original Premises, as more particularly shown and outlined on the drawing of the Building attached hereto as Exhibit “B” and made a part hereof; and

WHEREAS, Landlord and Tenant by this Amendment mutually desire to modify and amend the terms and provisions of the Lease as more fully set forth hereinbelow; and

WHEREAS, the foregoing Recitals are incorporated herein and made a part of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound do hereby covenant and agree as follows:

1.                                      LEASE TERM. Tenant hereby exercises the Renewal Option for the Renewal Term, effective upon execution of this Amendment, and the Initial Term of the Lease is hereby extended for an additional consecutive period of five (5) years, commencing June 1, 2013 and expiring May 31, 2018 (the “Extended Term”). The Extended Term shall be upon all of the same terms and conditions of the Lease except as otherwise modified and amended herein.

2.                                      DEMISED PREMISES. Commencing on the date that Landlord delivers to Tenant possession of the Expansion Space (the “Expansion Space Delivery Date”), with Landlord’s Work therein Substantially Complete (as set forth in Section 5 below), and continuing thereafter during the remainder of the Initial Term and the Extended Term (hereinafter collectively referred to as the “Term”) of the Lease, Section 1(A) of the Lease is hereby modified and amended to provide that the Demised Premises shall include the Expansion Space in addition to the Original Premises. Landlord does hereby lease unto Tenant, and Tenant does hereby take and rent from Landlord, commencing as of the Expansion Space Delivery Date, the Expansion Space pursuant to the Lease as hereby amended. Landlord shall provide Tenant with at least fifteen (15) days written notice prior to the Expansion Space Delivery Date. As of the Expansion Space Delivery Date, the Original Premises together with the Expansion Space shall for all purposes and provisions of the Lease collectively be referred to as the “Demised Premises” or the “Premises” and shall be deemed to contain 20,916 rentable square feet, all as more particularly shown and outlined on the drawing of said Demised Premises attached hereto as Exhibit “B” and made a part hereof.

2.1                               Tenant agrees to execute and return to Landlord within fifteen (15) days of receipt a statement furnished by Landlord acknowledging Tenant’s acceptance of Landlord’s delivery of possession of the Expansion Space and setting forth the actual Expansion Space Delivery Date and commencement of all of Tenant’s covenants and obligations under the Lease as to the Expansion Space, and changes, if any, in the rental schedule set forth in Section 3 below. Said statement shall be similar in form to the Certificate attached hereto as Exhibit “D” and made a part of this Amendment.

3.                                      RENTAL. Commencing as of the Expansion Space Delivery Date and continuing thereafter during each Lease Year of the Term of the Lease as set forth above, Tenant agrees to pay to Landlord, as Basic Annual Rental for the Demised Premises (including the Expansion Space), the amount specified for each respective Lease Year in the following table (which shall replace the table set forth in Section 1(C) of the Lease), at the times and in the manner indicated in the Lease:

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		Original Premises	Expansion Space		Total	Demised Premises		Base
		Basic Monthly	Basic Monthly		Basic Monthly	Basic Annual		Annual
Lease Year		Rental	Rental		Rental	Rental		Rental Rate(1)

Initial Term: LY 5a	3/1/12 – 8/31/12	$31,338.00	NA		$31,338.00	$188,028.00	(2)	$18.57
Initial Term: LY 5b(3)	9/1/12 – 2/28/13	$31,338.00	$965.70	(4)	$32,303.70	$193,822.20	(5)	$17.98
Initial Term: LY 6	3/1/13 – 5/31/13	$32,279.00	$965.70		$33,244.70	$99,734.10	(6)	$18.52

Extended Term: LY 1	6/1/13 – 5/31/14	$30,328.00			$30,328.00	$363,936.00		$17.40
Extended Term: LY 2	6/1/14 – 5/31/15	$31,238.00			$31,238.00	$374,856.00		$17.92
Extended Term: LY 3	6/1/15 – 5/31/16	$32,175.00			$32,175.00	$386,100.00		$18.46
Extended Term: LY 4	6/1/16 – 5/31/17	$33,140.00			$33,140.00	$397,680.00		$19.01
Extended Term: LY 5	6/1/17 – 5/31/18	$34,135.00			$34,135.00	$409,620.00		$19.58

(1)  all base annual rental rates are “NNN”

(2)  6 months

(3)  LY 5b of the Initial Term, as shown above, assumes an Expansion Space Delivery Date of September 1, 2012, and LY 5b shall be adjusted if the actual Expansion Space Delivery Date is prior to or after September 1, 2012

(4)  calcuated using a base annual rental rate of $17.40/sf NNN x 666/sf ÷ 12

(5)  6 months

(6)  LY 6, which is the final Lease Year of the Initial Term, is 3 months

3.1                     In addition to the Basic Annual Rental as set forth above, Tenant shall pay to Landlord, as Additional Rent, at the times and in the manner indicated in the Lease, Tenant’s Pro-Rata Share of Landlord’s Expense Estimate for Operating Expenses, as specified in Section 4 and Section 8 of the Lease, for each calendar year in accordance with Section 4(E) of the Lease, and such other sums as are required to be paid by Tenant for the Demised Premises pursuant to the terms of the Lease as amended herein.

3.2                     Notwithstanding anything hereinabove to the contrary, should the Expansion Space Delivery Date be a date other than the first day of the calendar month, then the monthly installment of Basic Annual Rental and Tenant’s Monthly Share of estimated Operating Expenses to be paid by Tenant to Landlord for any such partial month of use and occupancy of the Expansion Space shall be pro-rated on a per diem basis from the Expansion Space Delivery Date to the end of the month.

4.                                        TENANT’S PRO-RATA SHARE. Section 4(B) of the Lease is hereby modified to provide that, effective as of the Expansion Space Delivery Date and continuing thereafter during the Term of the Lease, Tenant’s Pro Rata Share under the Lease shall be increased to Thirty-Nine and 42/100 percent (39.42%), which percentage is agreed to represent the ratio that the gross rentable floor area of the Demised Premises (inclusive of the Expansion Space Space) (20,916 square feet) bears to the total approximate gross rentable floor area of the Building (53,054 square feet) of which the Demised Premises forms a part.

5.                                        TENDER OF POSSESSION; LANDLORD’S WORK. The Tenant agrees to accept possession of the Expansion Space, when delivered by Landlord as established in the notice to be given by Landlord to Tenant pursuant to Section 2 above. The Expansion Space shall be delivered

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by Landlord to Tenant and shall be accepted by Tenant with Landlord’s Work therein Substantially Complete. Landlord’s Work shall consist of the leasehold improvements to be furnished and installed by Landlord, at its sole cost and expense, in the Expansion Space, as shown on the floor plan dated May 8, 2012, Sheet 1 (the “Space Plan”), which Space Plan has been mutually agreed to by the parties and is attached hereto as Exhibit “C” and made a part hereof. Landlord’s Work shall include the following: (a) constructing three (3) new offices and cubicle area as shown on the Space Plan, (b) constructing a demising wall to separate the Expansion Space from the remainder of the vacant space in the Building that is adjacent to the Original Premises, (c) connecting the Expansion Space to the Original Premises, and (d) all labor and materials and permit and inspection fees, if applicable, related to (a) - (c), but shall exclude items typically classified as furniture, fixtures and equipment or moving expenses

5.1                     Minkoff Development Corporation (“MDC”) shall act as general contractor and construction manager for Landlord’s Work, which shall be performed by MDC, its agents, employees and subcontractors in a good and workmanlike manner. All floor covering, ceiling, walls and door materials and finishes, and all fixtures and hardware installed as part of Landlord’s Work in the Expansion Space shall be Landlord’s Building standard materials and finishes.

5.2                     If Tenant requests Landlord to make any Alterations or other improvements not specifically shown on the Space Plan or included in the scope of Landlord’s Work as set forth in this Section 5 of the Amendment (the “Additional Landlord’s Work”), then Landlord shall cause such Additional Landlord’s Work to be performed, and Tenant shall pay to Landlord, in cash, the total cost of such Additional Landlord’s Work within thirty (30) days after written demand therefor. No Additional Landlord’s Work shall be performed unless Landlord shall have first provided Tenant with a written estimate of the cost of such Additional Landlord’s Work and obtained Tenant’s prior written approval therefor, which approval by Tenant shall not be unreasonably withheld, conditioned or delayed.

5.3                     Prior to commencement of any of Landlord’s Work, Tenant, at its sole cost and expense, shall (i) clear and/or move, as necessary, any of its personal property in the Original Premises, including all furniture, furnishings, shelving, merchandise, machinery and equipment (“Tenant’s Personal Property”) that is in the way of Landlord’s Work to be performed in the Original Premises and the Expansion Space, and (ii) relocate same out of the way, in order to provide MDC and its contractors access to the areas where Landlord’s Work is to be performed in order to avoid any interference or delay in the completion of Landlord’s Work. Tenant shall also be responsible for moving back and reinstalling Tenant’s Personal Property upon completion of Landlord’s Work. Landlord’s Work shall specifically exclude the moving, relocating, or reinstalling any of Tenant’s Personal Property.

6.                                      RENEWAL OPTION AND RENEWAL TERM; RENEWAL RENTAL. Section 29 of the Lease is hereby modified and amended as follows:

6.1                     Provided that no Event of Default or Event of Bankruptcy of Tenant exists under the Lease at the time of exercise of this renewal option, or at the time of commencement of the renewal term provided herein, Tenant shall have the right and option (the “Renewal Option”)

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to renew and extend the Term of the Lease for one (1) additional consecutive period of five (5) years (the “Renewal Term”), commencing June 1, 2018 and expiring May 31, 2023. The Renewal Option herein may be exercised only by written notice given by Tenant to Landlord at least twelve (12) months prior to expiration of the Extended Term hereof (the “Renewal Notice”). Such Renewal Term shall be upon all of the same terms and conditions of the Lease, as hereby amended, except that Landlord shall not be obligated to pay for or grant Tenant any allowance for any work or perform any Alterations or leasehold improvements in the Demised Premises during or with respect to the Renewal Term. The Renewal Option herein shall apply only with respect to the entire Demised Premises under the Lease, and shall not be assignable by Tenant (other than to a Tenant Affiliate as defined in the Lease) without Landlord’s prior written consent in each instance.

6.2                     Basic Annual Rental during the first (1st) Lease Year of such Renewal Term shall be at Ninety-Five percent (95%) of the prevailing market rate (including also annual escalations, other additional charges and market concessions) as reasonably determined by Landlord and Tenant for comparable space in the Gaithersburg and Germantown sub-market (the “Renewal Rental”). Notwithstanding the foregoing, the Renewal Rental payable by Tenant for the first Lease Year of the Renewal Term shall not exceed One Hundred Fifteen percent (115%) nor be less than Eighty-Five percent (85%) of the Basic Annual Rental payable during the final Lease Year of the Extended Term of the Lease as provided herein, and the annual escalations shall not be greater than four percent (4%) nor less than three percent (3%) per year during the Renewal Term. Landlord shall notify Tenant in writing as to Landlord’s reasonable, good faith determination of the Renewal Rental, including annual escalation, within ten (10) business days after written request by Tenant for such information, which request shall not be made by Tenant any earlier than fourteen (14) months before expiration of the Extended Term of the Lease. Landlord’s determination of the Renewal Rental shall be final and binding in fixing the Renewal Rental and annual escalation, unless, within fifteen (15) days after receipt of Landlord’s determination of the Renewal Rental, Tenant notifies Landlord in writing that it disagrees with Landlord’s determination and Tenant shall, in good faith, propose a specific alternative Renewal Rental and/or annual escalation. In such event, Landlord and Tenant shall endeavor in good faith to reach agreement on the Renewal Rental and annual escalation within the next thirty (30) days. If the parties are still unable to agree on the Renewal Rental and annual escalation, then the Renewal Option shall be null and void. Basic Annual Rental shall be payable during the Renewal Term in the manner as prescribed in the Lease. In addition to the Renewal Rental and annual escalation thereof as determined pursuant to this Section, Tenant shall pay to Landlord, at the times and in the manner indicated in the Lease, the Operating Expenses, Additional Rent and other sums required to be paid by Tenant pursuant to the terms of the Lease.

7.                                      RIGHT OF FIRST OFFER. Section 35 of the Lease (captioned “Option to Lease Additional Space”) shall continue in full force and effect during the Extended Term.

8.                                      BROKERAGE. Landlord and Tenant each represent, acknowledge, and warrant to the other that this Amendment and all transactions leading up the execution of this Amendment were negotiated and consummated directly and solely between Landlord and Tenant and that, neither party has been represented by any real estate broker or agent in connection with

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this Lease. Each party agrees to indemnify, defend and hold harmless the other from and against any and all damages, costs or expense, including but not limited to, court costs, litigation expenses and reasonable attorneys’ fees, arising out of any claim or action by any broker or other person for any commission, fee or other compensation in connection with this transaction based upon or arising out of any action by Landlord or Tenant or anyone acting on their behalf, respectively.

9.                                      MORTGAGEE CONSENT. Tenant understands and acknowledges that the effectiveness of this Amendment is expressly contingent on Landlord obtaining the written consent of Landlord’s permanent mortgage lender (the “Lender”) for this Amendment. Landlord hereby represents that it will exercise all commercially reasonable efforts to obtain such Lender consent within thirty (30) days after execution of this Amendment. If requested by Lender upon review of this Amendment, Tenant agrees to join with Landlord in executing such additional documents as such Lender reasonably may require for its consent to this Amendment, provided the same does not increase the rent or other amounts payable by Tenant hereunder, nor alter Tenant’s rights and/or obligations or Landlord’s rights and/or obligations under the Lease or this Amendment.

10.                               MISCELLANEOUS PROVISIONS.

10.1                        This Amendment shall constitute the full and entire agreement between Landlord and Tenant with respect to the subject matter herein. Any prior correspondence, memoranda, understandings, offers, negotiations and agreements, oral or written, are replaced by this Amendment. This Amendment may not be modified or amended except in writing, signed by the parties hereto.

10.2                        This Amendment shall not be binding upon Landlord until delivery by Landlord of a fully executed original of same to Tenant. The provisions hereof shall bind and inure to the benefit of Tenant and Landlord and their respective successors and assigns, and shall be construed under the laws of the State of Maryland. Further, the parties executing this document on behalf of Tenant and Landlord hereby represent and warrant to Landlord or Tenant as the case may be that each of the individuals signing this Amendment on behalf of Landlord and Tenant has the full right and requisite power, capacity and authority to execute and deliver this Amendment as a binding and valid obligation on behalf of Tenant or Landlord as the case may be.

10.3                        Time shall be of the essence regarding all obligations and duties of Tenant and Landlord under this Amendment.

10.4                        Tenant confirms that Landlord is not in default under any provision of the Lease, and that Landlord has fully performed all of its obligations under the Lease through the date hereof.

10.5                        The section headings or captions appearing in this document are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of the sections of this Amendment, nor in any way affect this instrument.

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10.6                        All defined terms used herein shall have the meanings given them in the Lease, unless otherwise defined herein.

10.7                        The Landlord and Tenant hereby waive all rights to trial by jury in any litigation involving this Amendment. If Tenant is in an Event of Default under any provision of this Amendment, it is agreed that Landlord shall have all of the rights and remedies available at law and/or in equity as provided in the Lease.

10.8                        Submission of this Amendment for examination or signature by Tenant and any negotiations in connection therewith shall not be effective as an amendment to the Lease or otherwise until execution and delivery hereof by Landlord and Tenant.

10.9                        The parties confirm that they have been represented by their own counsel or have had the opportunity to secure independent advice from counsel of their own choosing and each acknowledges and agrees that they have had the opportunity to fully negotiate the terms hereof and modify the draftsmanship of this Amendment. Therefore, the terms of this Amendment shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation of any provision of this Amendment against the interest of the party causing this Amendment or any portion thereof to be drafted.

10.10                 Except as expressly modified by this Amendment herein, the Lease between the parties shall be and remain in full force and effect. The provisions of this Amendment shall prevail and control over anything to the contrary hereof contained in the Lease.

10.11                 Each party acknowledges and agrees to fully cooperate with the other party and to join in with the other party to execute and deliver such other and further documents or instruments as may be reasonable or necessary to effectuate the terms and provisions of this Amendment.

10.12                 This Amendment may be executed in two or more counterparts each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. The parties further agree that facsimile signatures or signatures scanned into PDF (or similar) format and sent by e-mail shall be deemed original signatures.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Landlord has caused this Amendment to be executed in its name by its duly authorized general partner, and the Tenant has caused this Amendment to be signed, witnessed or attested on its behalf in its corporate name by its duly authorized officers, all done as of the date first above written.

LANDLORD:

SENECA MEADOWS CORPORATE CENTER III
L.L.L.P., a Maryland limited liability limited partnership

WITNESS:	By:	PNC Realty, Inc., a Maryland corporation
its General Partner

/s/ ILLEGIBLE	By:	/s/ Paul N. Chod
Paul N. Chod, President

TENANT:

WITNESS/ATTEST:	SENSORS FOR MEDICINE AND SCIENCE, INC.
a Delaware corporation

/s/ Carroll Cummings	By:	/s/ Timothy T. Goodnow	(SEAL)

Carroll Cummings, Assistant Corporate Secretary		Timothy T. Goodnow, President & CEO
(Print Name & Title)		(Print Name & Title)

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EXHIBIT “A”

Drawing of Building #7, Seneca Meadows Corporate Center

locating the Original Premises at

20447, 20449 and 20451 Seneca Meadows Parkway, Germantown, MD 20876

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EXHIBIT “B”

Demised Premises

(Original Premises and Expansion Space)

located at

20447, 20449 and 20451 Seneca Meadows Parkway, Germantown, MD 20876

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EXHIBIT “C”

Space Plan for Expansion Space

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EXHIBIT “D” — SPECIMEN FORM

CERTIFICATE OF DELIVERY OF POSSESSION OF EXPANSION SPACE

THIS CERTIFICATE OF DELIVERY OF POSSESSION OF EXPANSION SPACE, made on this        day of                   , 2012 (herein after referred to as the “Certificate”), between SENECA MEADOWS CORPORATE CENTER III L.L.L.P., a Maryland limited liability limited partnership (hereinafter referred to as “Landlord”); and SENSORS FOR MEDICINE AND SCIENCE, INC., a Delaware corporation, qualified to transact business and in good standing under the laws of the State of Maryland (hereinafter referred to as the “Tenant”).

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Lease dated February 4, 2008 (the “Lease”), as modified by that certain Certificate of Delivery of Possession and Commencement Date of Lease dated March 20, 2008 (the “First Certificate”), and further modified and amended by that certain First Amendment to Lease dated                 , 2012 (the “Amendment”) for that certain expansion space in the building known as Building #7 at Shady Grove Development Park (the “Building”), said expansion space, deemed to consist of 666 rentable square feet (hereinafter referred to as the “Expansion Space”), being contiguous to and made a part of the Demised Premises, being known and described as 20447, 20449 and 20451 Seneca Meadows Parkway, Germantown, Maryland 20876, as more particularly described in the Lease, as modified by the Amendment (the Lease, First Certificate and Amendment are hereinafter collectively referred to as the “Lease”), a copy of which is incorporated herein by reference; and

WHEREAS, Landlord has Substantially Completed installation and construction of all required Landlord’s Work in the Expansion Space and in the Original Premises (collectively, the “Demised Premises”) as set forth in the Amendment attached thereto; and

WHEREAS, pursuant to the Amendment, Landlord has delivered to Tenant possession of the Expansion Space and all leasehold improvements related thereto on                       , 2012 (hereinafter the “Expansion Space Delivery Date”), and the Expansion Space is ready for use and occupancy by Tenant for the purposes as described in the Lease; and

WHEREAS, Tenant hereby acknowledges that Landlord has Substantially Completed all of Landlord’s Work in the Expansion Space and hereby accepts delivery of possession of the Expansion Space from the Landlord on the Expansion Space Delivery Date set forth hereinabove for the purposes set forth in the Lease; and

WHEREAS, Tenant hereby acknowledges all of its covenants to pay Rent for the Demised Premises, including the Expansion Space, during the Term of the Lease and such other amounts as may become due and owing with respect to the Demised Premises, including the Expansion Space, under the Lease, and to perform all of its other obligations, duties and

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agreements with respect to the Demised Premises pursuant to the terms of the Lease commencing on the Expansion Space Delivery Date; and

WHEREAS, all words, terms and phrases not otherwise defined herein, whether or not capitalized herein, shall have the meanings given to them in the Lease, unless and except as otherwise expressly stated herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound do hereby covenant and agree to and with each other as follows:

1.                   EXPANSION SPACE DELIVERY DATE. The actual Expansion Space Delivery Date under the Amendment and commencement of all duties, covenants and obligations of Tenant under the Lease with respect to the Expansion Space shall be                   , 2012. (If the Expansion Space Delivery Date is a date other than the 1st of the month, then Basic Monthly Rental and Tenant’s Monthly Share of Operating Expenses payable for the Expansion Space, shall be pro-rated on a per diem basis from the Expansion Space Delivery Date through the end of the month in which Landlord delivers possession of the Expansion Space to Tenant)

2.                 EXPIRATION DATE. The Expiration Date of the Lease, as renewed and extended for the Extended Term, is May 31, 2018.

3.                 BINDING EFFECT. This instrument is intended to clarify certain terms and provisions of the Lease and contains the entire agreement of the parties hereto concerning the subject matter hereof. The terms, covenants and conditions set forth herein shall become part of the Lease and shall be binding upon the parties and their personal representatives, successors and assigns. Except as expressly set forth herein, all of the terms, provisions and conditions of the Lease shall remain in full force and effect, unless otherwise modified in writing and signed by the parties hereto or their duly authorized officers, agents or representatives.

4.                 LEGAL AUTHORITY. Each of the individuals signing this Certificate on behalf of a party does hereby represent and warrant to the other party that he/she has the full right, power, capacity and authority to execute and deliver this Certificate as the binding and valid obligation of the Landlord or Tenant, as the case may be, hereunder.

5.                 COUNTERPARTS. This Certificate may be executed in any number of counterparts each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed, sealed and executed by its proper officers, agents or representatives and its seal to be affixed as of the date first above written.

LANDLORD:

SENECA MEADOWS CORPORATE CENTER III
L.L.L.P., a Maryland limited liability limited partnership

WITNESS:	By:	PNC Realty, Inc., a Maryland corporation
its General Partner

By:
Paul N. Chod, President

TENANT:

WITNESS/ATTEST:	SENSORS FOR MEDICINE AND SCIENCE, INC.
a Delaware corporation

	By:	(SEAL)

(Print Name & Title)		(Print Name & Title)

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